PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 68 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                    Dated August 23, 2005
                                                                  Rule 424(b)(3)
                                   $25,000,000

                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                                  Senior Notes

                                   ----------

                  Capital Protected Notes due September 1, 2014
                 Based on the Value of a Basket of Four Indices

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the increase, if any, in the average value of a basket consisting of the Dow Jones EURO STOXX 50(SM) Index, the FTSE 100 Index, the TOPIX Index and the Swiss Market Index, each of which we refer to as a basket index and collectively we refer to as the basket indices, as determined on 13 specified determination dates over the term of the notes. In no event, however, will the payment at maturity be less than the principal amount of $1,000.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii) 198%, which we refer to as the participation rate.

     o The initial basket value will equal the sum of (i) the closing value of the Dow Jones EURO STOXX 50 Index times the Dow Jones EURO STOXX 50 Index multiplier, (ii) the closing value of the FTSE 100 Index times the FTSE 100 Index multiplier, (iii) the closing value of the TOPIX Index times the TOPIX Index multiplier and (iv) the closing value of the Swiss Market Index times the Swiss Market Index multiplier. The basket is weighted among the basket indices as described in this pricing supplement and the initial basket value is 1,000. The fractional value of each of the basket indices included in the basket was determined by a multiplier, as set forth in this pricing supplement, based on the closing values of the Dow Jones EURO STOXX 50 Index, FTSE 100 Index and Swiss Market Index on August 23, 2005, the day we priced the notes for initial sale to the public, and on the closing value of the TOPIX Index on August 24, 2005.

     o The basket closing value on any determination date will equal the sum of (i) the closing value of the Dow Jones EURO STOXX 50 Index on such determination date times the Dow Jones EURO STOXX 50 Index multiplier,
          (ii) the closing value of the FTSE 100 Index on such determination date times the FTSE 100 Index multiplier, (iii) the closing value of the TOPIX Index on such determination date times the TOPIX Index multiplier and (iv) the closing value of the Swiss Market Index on such determination date times the Swiss Market Index multiplier.

     o The final average basket value will equal the arithmetic average of the basket closing values on September 1, 2013, October 1, 2013, November 1, 2013, December 1, 2013, January 1, 2014, February 1, 2014, March 1, 2014, April 1, 2014, May 1, 2014, June 1, 2014, July 1, 2014,
          August 1, 2014 and August 28, 2014, which we refer to as the determination dates.

o If the final average basket value is less than or equal to the initial basket value, you will receive only the principal amount of $1,000 and will not receive any supplemental redemption amount.

o Investing in the notes is not equivalent to investing in the basket indices or their component stocks.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 617446YM5.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-8.

                                   ----------
                                   PRICE 100%
                                   ----------

                          Price to             Agent's           Proceeds to
                           Public         Commissions(1)           Company
                         -----------      ----------------       -----------
Per note.............      100.00%              .10%               99.90%
Total................    $25,000,000           $25,000           $24,975,000

(1) For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes -- Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of the Dow Jones EURO STOXX 50(SM) Index, the FTSE 100 Index, the TOPIX Index and the Swiss Market Index. These notes combine features of debt and equity by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying index basket. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

     "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited; FTSE(R) and FTSE 100 Index(R) are trademarks of London Stock Exchange Plc and The Financial Times Limited; Topix(R) and Topix Index(R) are trademarks of the Tokyo Stock Exchange; and SPI(R), Swiss Performance Index (SPI)(R) and Swiss Market Index (SMI)(R) are trademarks of SWX Swiss Exchange. These trademarks and service marks have been licensed for use by Morgan Stanley.

Each note costs $1,000           We, Morgan Stanley, are offering you Capital
                                 Protected Notes due September 1, 2014, Based on the Value of a Basket of Four Indices, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

The initial basket value         The basket is weighted among the basket indices
equals 1,000                     as described below, and the initial basket
                                 value is 1,000, which corresponds to the $1,000 issue price and principal amount of the notes.
                                 The fractional value of each of the basket indices included in the basket was determined by a multiplier calculated so that each of the basket indices represents its applicable weighting in the initial basket value, based on the closing values of the Dow Jones EURO STOXX
                                 50 Index, FTSE 100 Index and Swiss Market Index on August 23, 2005, the day we priced the notes for initial sale to the public, and on the closing value of the TOPIX Index on August 24, 2005.

The basket                       The basket is composed of the following four
                                 indices: the Dow Jones EURO STOXX 50 Index, the
                                 FTSE 100 Index, the TOPIX Index and the Swiss
                                 Market Index. The following table sets forth the Bloomberg ticker symbol for each of the basket indices, the percentage of the initial basket value represented by each of the indices contained in the basket, the closing values of each of the basket indices used to calculate its multiplier and the multiplier for each of the basket indices:

                                                               Percentage      Initial
                                                                 Weight     Closing Value
                                                      Ticker   of Initial     of Basket
                                  Basket Index        Symbol  Basket Value      Index         Multiplier
                                  ------------        ------  ------------  -------------     ----------
                              Dow Jones EURO
                                 STOXX 50 Index        SX5E       35%          3,299.28        .106084
                              FTSE 100 Index           UKX        29%          5,300.20        .054715
                              TOPIX Index              TPX        25%          1,275.61        .195985
                              Swiss Market Index       SMI        11%          6,565.32        .016755

                                 The multiplier for each of the basket indices is a fractional value of the index calculated so that each of the basket indices represents its respective percentage weight of the initial basket value of 1,000 based on the closing values of each of the Dow Jones EURO STOXX 50 Index, FTSE 100 Index and Swiss Market Index on August 23, 2005, the day we priced the notes for initial sale to the public, and the closing value of the TOPIX Index on August 24, 2005.

                                 The multiplier for each of the basket indices will remain constant for the term of the notes.

Payment at maturity              Unlike ordinary debt securities, the notes do
                                 not pay interest. Instead, at maturity, if the final average basket value is greater than the initial basket value, you will receive the principal amount of $1,000 plus a supplemental redemption amount based on the performance of the basket.

                                 The initial basket value is 1,000. The final average basket value will equal the arithmetic average of the basket closing values on each of the thirteen specified determination dates during the final year of the term of the notes. If the scheduled final determination date is not an index business day or if a market disruption event occurs on that day with respect to any basket index, the maturity date of the notes will be postponed until the second scheduled trading day following the final determination date as postponed.

                                 The basket closing value for each determination date will equal the sum of (i) the closing value of the EURO STOXX 50 Index on such determination date times the EURO STOXX 50 Index multiplier, (ii) the closing value of the FTSE 100 Index on such determination date times the FTSE 100 Index multiplier, (iii) the closing value of the TOPIX Index on such determination date times the TOPIX Index multiplier and (iv) the closing value of the Swiss Market Index on such determination date times the Swiss Market Index multiplier.

                                          100% Principal Protection

                                 At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.

                                     The Supplemental Redemption Amount
                                        Linked to the Basket Indices

                                 The supplemental redemption amount will be equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii) 198%, which we refer to as the participation rate. If the final average basket value is greater than the initial basket value, the supplemental redemption amount will be calculated as follows:

                                                       (final average basket value - initial
                                                                   basket value)
                    supplemental        =  $1,000 x  ---------------------------------------------  x  participation
                  redemption amount                            initial basket value                        rate



                                 where

                                 initial basket
                                 value            =  1,000

                                 final average    =  the arithmetic average of
                                 basket value        the basket closing values
                                                     oneach of the thirteen
                                                     determination dates, as
                                                     calculated by the
                                                     calculation agent on the
                                                     final determination date

                                 basket closing   =  on any determination date,
                                 value               the sum of (i) the
                                                     closingvalue of the EURO
                                                     STOXX 50 Index on such
                                                     determination date times
                                                     the EURO STOXX 50 Index
                                                     multiplier, (ii) the
                                                     closing value of the FTSE
                                                     100 Index on such
                                                     determination date times
                                                     the FTSE 100 Index
                                                     multiplier, (iii) the
                                                     closing value of the TOPIX
                                                     Index on such determination
                                                     date times the TOPIX Index
                                                     multiplier and (iv) the
                                                     closing value of the Swiss
                                                     Market Index on such
                                                     determination date times
                                                     the Swiss Market Index
                                                     multiplier

                                 determination    =  September 1, 2013, October
                                 dates               1, 2013, November 1, 2013,
                                                     December 1, 2013, January
                                                     1, 2014, February 1, 2014,
                                                     March 1, 2014, April 1,
                                                     2014, May 1, 2014, June 1,
                                                     2014, July 1, 2014, August
                                                     1, 2014 and August 28,
                                                     2014, in each case subject
                                                     to adjustment in the event
                                                     of certain market
                                                     disruption events

                                 If the final average basket value is less than or equal to the initial basket value, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the principal amount of $1,000 for each note that you hold and will not receive any supplemental redemption amount. On PS-7, we have provided examples of hypothetical payouts on the notes.

                                 You can review the historical values of the basket indices in the section of this pricing supplement called "Description of Notes--Historical Information." The payment of dividends on the stocks that underlie the basket indices is not reflected in the levels of the basket indices and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley
calculation agent                & Co. Incorporated, which we refer to as MS &
                                 Co., to act as calculation agent for JPMorgan
                                 Chase Bank, N.A. (formerly known as JPMorgan
                                 Chase Bank), the trustee for our senior notes.
                                 As calculation agent, MS & Co. will determine the initial basket value, the final average basket value, the basket percentage change and the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as     The notes will be treated as "contingent
contingent payment debt          payment debt instruments" for U.S. federal
instruments for U.S. federal     income tax purposes, as described in the
income tax purposes              section of this pricing supplement called
                                 "Description of Notes--United States Federal
                                 Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S.
                                 taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United
                                 States Federal Income Taxation" and the
                                 sections called "United States Federal
                                 Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of
                                 Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of
information on the notes         our Series F medium-term note program. You can
                                 find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 10, 2004.
                                 We describe the basic features of this type of
                                 note in the sections of the prospectus
                                 supplement called "Description of
                                 Notes--Floating Rate Notes" and "--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices."

                                 Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan
                                 Stanley branch office or our principal
                                 executive offices at 1585 Broadway, New York,
                                 New York 10036 (telephone number (212)
                                 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the final average basket value is greater than the initial basket value, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the final determination date and is equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times
(iii) the participation rate.

     Presented below is a hypothetical example showing how the payout on the notes at maturity, including the supplemental redemption amount, is calculated.

Example:

The final average basket value is 50% greater than the initial basket value.

Participation Rate:   198% (1.98)
Initial Basket Value: 1000
Final Average Basket Value:    1500

    Supplemental Redemption                  1,500 - 1,000
    Amount per note          =  $1,000  x   ---------------  x   1.98  =  $990
                                                1,000

     In the example above, the total payout at maturity per note will equal $1,990, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $990.

     If the final average basket value is less than or equal to the initial basket value, you will not receive any supplemental redemption amount and will receive only the return of your $1,000 principal amount at maturity.

     You can review the historical values of the Dow Jones EURO STOXX 50 Index, FTSE 100 Index and Swiss Market Index for the period from January 1, 2000 through August 23, 2005, and of the TOPIX Index for the period from January 1, 2000 through August 24, 2005, in the section of this pricing supplement called "Description of Notes--Historical Information." You cannot predict the future performance of the basket indices based on its historical performance.

                                  RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket indices. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of
the notes do not pay interest    ordinary debt securities in that we will not
                                 pay interest on the notes. Because the
                                 supplemental redemption amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

The notes may not pay more       If the final average basket value is less than
than the principal amount        or equal to the initial basket value, you
at maturity                      will receive only the principal amount of
                                 $1,000 for each note you hold at maturity.

The notes will not be listed     The notes will not be listed on any securities
                                 exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time
                                 MS & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the notes.

Market price of the notes will   Several factors, many of which are beyond our
be influenced by many            control, will influence the value of the notes
unpredictable factors            in the secondary market and the price at which
                                 MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

                                 o    the closing value of each of the basket
                                      indices at any time and, in particular,
                                      on the specified determination dates

                                 o    the volatility (frequency and magnitude
                                      of changes in value) of the basket
                                      indices

                                 o    interest and yield rates in the market

                                 o    geopolitical conditions and economic,
                                      financial, political and regulatory or
                                      judicial events that affect the securities underlying the basket indices or stock markets generally and that may affect the final average basket value

                                 o the time remaining to the maturity of the notes

                                 o    the dividend rate on the stocks
                                      underlying the basket indices

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket closing value is at, below or not sufficiently above the initial basket value or if market interest rates rise.

                                 You cannot predict the future performance of the basket indices based on their historical performance. We cannot guarantee that the final average basket value will be higher than the initial basket value so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of commissions     Assuming no change in market conditions or any
and projected profit from        other relevant factors, the price, if any, at
hedging in the original          which MS & Co. is willing to purchase notes in
issue price is likely to         secondary market transactions will likely be
adversely affect secondary       lower than the original issue price, since the
market prices                    original issue price included, and secondary
                                 market prices are likely to exclude,
                                 commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of          Price movements in the basket indices may not
one or more of the basket        correlate with each other. At a time when the
indices may offset               value of one or more of the basket indices
each other                       increases, the value of one or more of the
                                 other basket indices may not increase as much or may even decline in value. Therefore, in calculating the basket closing value on a determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices. You can review the historical prices of each of the EURO STOXX 50 Index, FTSE 100 Index and Swiss
                                 Market Index for each calendar quarter in the period from January 1, 2000 through August 23,
                                 2005, and of the TOPIX Index for each calendar quarter in the period from January 1, 2000 through August 24, 2005 in this pricing supplement under "Description of
                                 Notes--Historical Information." You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance. In addition, there can be no assurance that the final average basket value will be higher than the initial basket value. If the final average basket value is at or below the initial basket value, you will receive at maturity only the principal amount of the notes.

Investing in the notes is not    Because the final average basket value is
equivalent to investing          based on the closing value of the basket
in the basket indices            on the thirteen determination dates during
                                 the term of the notes, it is possible for the final average basket value to be lower than the initial basket value even if the value of the basket at maturity is higher than the initial basket value. A decrease in the basket value on any one determination date could more than offset the increases in the basket value on other determination dates.

Adjustments to the basket        STOXX Limited, a joint venture between
indices could adversely affect   Deutsche Boerse AG, Dow Jones & Company and
the value of the notes           SWX Swiss Exchange and the publisher of the
                                 EURO STOXX 50 Index, is responsible for
                                 calculating and maintaining the EURO STOXX 50
                                 Index. FTSE International Limited, the
                                 publisher of the FTSE 100 Index, is responsible for calculating and maintaining the FTSE 100
                                 Index. The Tokyo Stock Exchange, the publisher of the TOPIX Index, is responsible for calculating and maintaining the TOPIX Index.
                                 SWX Swiss Exchange, the publisher of the Swiss
                                 Market Index, is responsible for calculating and maintaining the Swiss Market Index.

                                 The publisher of any basket index can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the basket index. Any of these actions could adversely affect the value of the notes.

                                 The publisher of any basket index may
                                 discontinue or suspend calculation or
                                 publication of the basket index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, on the following determination date(s) the basket closing value will be an amount based on the closing prices of the remaining basket indices and the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the closing value last in effect prior to discontinuance of the applicable basket index.

You have no shareholder rights   As an investor in the notes, you will not have
                                 voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any basket index.

There are risks associated       The underlying stocks that constitute the
with investments in securities   basket indices have been issued by
indexed to the value of          companies in various foreign countries.
foreign equity securities        Investments in securities indexed to the value
                                 of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S.
                                 companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S.
                                 reporting companies.

                                 The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The economic interests of the    The economic interests of the calculation agent
calculation agent and other of   and other of our affiliates are potentially
our affiliates are potentially   adverse to your interests as an investor in the
adverse to your interests        notes.

                                 As calculation agent, MS & Co. will determine the initial basket value and the final average basket value, and calculate the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a discontinuance of a basket index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of Notes--Market Disruption Event" and "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours have
by the calculation agent and     carried out, and will continue to carry out,
its affiliates could             hedging activities related to the notes (and
potentially adversely affect     possibly to other instruments linked to the
the values of the                basket indices or their component stocks),
basket indices                   including trading in the stocks underlying the
                                 basket indices as well as in other instruments related to the basket indices. MS & Co. and some of our other subsidiaries also trade the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of August 24, 2005 could potentially have increased the initial basket value and, as a result, could have increased the values at which the basket indices must close on the determination dates before you receive a payment at maturity that exceeds the principal amount on the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the values of the basket indices on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The notes will be treated as     You should also consider the tax consequences
contingent payment debt          of investing in the notes.  The notes will be
instruments for U.S. federal     treated as "contingent payment debt
income tax purposes              instruments" for U.S. federal income tax
                                 purposes, as described in the section of this pricing supplement called "Description of
                                 Notes--United States Federal Income Taxation."
                                 Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield
                                 (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United
                                 States Federal Income Taxation" and the
                                 sections called "United States Federal
                                 Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of
                                 Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Notes" refers to each $1,000 principal amount of any of our Capital Protected Notes Due September 1, 2014, Based on the Value of a Basket of Four Indices. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount................ $25,000,000

Original Issue Date
  (Settlement Date )...................... August 30, 2005

Maturity Date............................. September 1, 2014, subject to extension in accordance with the
                                           following paragraph in the event of a
                                           Market Disruption Event on the final
                                           Determination Date for calculating
                                           the Final Average Basket Value.

                                           If, due to a Market Disruption Event
                                           or otherwise, the final Determination
                                           Date with respect to any Basket Index
                                           is postponed so that it falls less
                                           than two scheduled Trading Days prior
                                           to the scheduled Maturity Date, the
                                           Maturity Date will be the second
                                           scheduled Trading Day following the
                                           latest final Determination Date with
                                           respect to any Basket Index so
                                           postponed. See "--Determination
                                           Dates" below.

Interest Rate............................. None

Specified Currency........................ U.S. dollars

CUSIP Number.............................. 617446YM5

Minimum Denominations..................... $1,000

Issue Price............................... $1,000 (100%)

Basket Indices............................ The Dow Jones EURO STOXX 50 Index
                                           (the "EURO STOXX 50 Index"), the FTSE
                                           100 Index, the TOPIX Index and the
                                           Swiss Market Index.

                                           In this "Description of Notes,"
                                           references to Basket Indices will
                                           include any Successor Indices (as
                                           defined under "--Discontinuance of a
                                           Basket Index; Alteration of Method of
                                           Calculation" below), unless the
                                           context requires otherwise.

Maturity Redemption Amount................ At maturity, upon delivery of the
                                           Notes to the Trustee, we will pay
                                           with respect to the $1,000 principal
                                           amount of each Note an amount in cash
                                           equal to $1,000 plus the Supplemental
                                           Redemption Amount, if any, as
                                           determined by the Calculation Agent.

                                           We shall, or shall cause the
                                           Calculation Agent to (i) provide
                                           written notice to the Trustee and to
                                           The Depository Trust Company, which
                                           we refer to as DTC, of the amount of
                                           cash to be delivered with respect to
                                           the $1,000 principal amount of each
                                           Note, on or prior to 10:30 a.m. on
                                           the Trading Day preceding the
                                           Maturity Date (but if such Trading
                                           Day is not a Business Day, prior to
                                           the close of business on the Business
                                           Day preceding the

                                           Maturity Date), and (ii) deliver the
                                           aggregate cash amount due with
                                           respect to the Notes to the Trustee
                                           for delivery to DTC, as holder of the
                                           Notes, on the Maturity Date. We
                                           expect such amount of cash will be
                                           distributed to investors on the
                                           Maturity Date in accordance with the
                                           standard rules and procedures of DTC
                                           and its direct and indirect
                                           participants. See "--Book-Entry Note
                                           or Certificated Note" below, and see
                                           "The Depositary" in the accompanying
                                           prospectus supplement.

Supplemental Redemption Amount............ The Supplemental Redemption Amount
                                           will be equal to (i) $1,000 times
                                           (ii) the Basket Percent Change times
                                           (iii) the Participation Rate;
                                           provided that the Supplemental
                                           Redemption Amount will not be less
                                           than zero. The Calculation Agent will
                                           calculate the Supplemental Redemption
                                           Amount on the final Determination
                                           Date.

Basket Percent Change..................... The Basket Percent Change is a
                                           fraction, the numerator of which will
                                           be the Final Average Basket Value
                                           minus the Initial Basket Value and
                                           the denominator of which will be the
                                           Initial Basket Value. The Basket
                                           Percent Change is described by the
                                           following formula:

                            (Final Average Basket Value - Initial Basket Value)
                            ---------------------------------------------------
                                          Initial Basket Value

Basket Closing Value...................... The Basket Closing Value on any
                                           Determination Date will equal the sum
                                           of (i) the EURO STOXX 50 Index
                                           Closing Value on such Determination
                                           Date times the EURO STOXX 50 Index
                                           Multiplier, (ii) the FTSE 100 Index
                                           Closing Value on such Determination
                                           Date times the FTSE 100 Index
                                           Multiplier, (iii) the TOPIX Index
                                           Closing Value on such Determination
                                           Date times the TOPIX Index Multiplier
                                           and (iv) the Swiss Market Index
                                           Closing Value on such Determination
                                           Date times the Swiss Market Index
                                           Multiplier. In certain circumstances,
                                           the Basket Closing Value will be
                                           based on the alternate calculation of
                                           the Basket Indices described under
                                           "--Discontinuance of a Basket Index;
                                           Alteration of Method of Calculation."

Initial Basket Value...................... 1,000

Final Average Basket Value................ The arithmetic average of the Basket
                                           Closing Values on the thirteen
                                           Determination Dates, as calculated by
                                           the Calculation Agent on the final
                                           Determination Date.

Participation Rate........................ 198%

EURO STOXX 50 Index Closing Value......... The EURO STOXX 50 Index Closing Value
                                           on any Index Business Day will equal
                                           the closing value of the EURO STOXX
                                           50 Index or any Successor Index (as
                                           defined under "--Discontinuance of a
                                           Basket Index; Alteration of Method of
                                           Calculation" below) published at the
                                           regular weekday close of trading on
                                           that Index Business Day. In certain
                                           circumstances, the EURO STOXX 50
                                           Index Closing Value will be based on
                                           the alternate calculation of the EURO
                                           STOXX 50 Index described
                                           under "--Discontinuance of a Basket
                                           Index; Alteration of Method of
                                           Calculation."

EURO STOXX 50 Index Multiplier............ .106084, which equals the Index
                                           Representation divided by the EURO
                                           STOXX 50 Index Closing Value on
                                           August 23, 2005, the day we priced
                                           the Notes for initial sale to the
                                           public.

FTSE 100 Index Closing Value.............. The FTSE 100 Index Closing Value on
                                           any Index Business Day will equal the
                                           closing value of the FTSE 100 Index
                                           or any Successor Index published at
                                           the regular official weekday close of
                                           trading on that Index Business Day.
                                           In certain circumstances, the FTSE
                                           100 Index Closing Value will be based
                                           on the alternate calculation of the
                                           FTSE 100 Index described under
                                           "--Discontinuance of a Basket Index;
                                           Alteration of Method of Calculation."

FTSE 100 Index Multiplier................. .054715, which equals the Index
                                           Representation divided by the FTSE
                                           100 Index Closing Value on August 23,
                                           2005, the day we priced the Notes for
                                           initial sale to the public.

TOPIX Index Closing Value................. The TOPIX Index Closing Value on any
                                           Index Business Day will equal the
                                           closing value of the TOPIX Index or
                                           any Successor Index published at the
                                           regular official weekday close of
                                           trading on that Index Business Day.
                                           In certain circumstances, the TOPIX
                                           Index Closing Value will be based on
                                           the alternate calculation of the
                                           TOPIX Index described under
                                           "--Discontinuance of a Basket Index;
                                           Alteration of Method of Calculation."

TOPIX Index Multiplier.................... .195985, which equals the Index
                                           Representation divided by the TOPIX
                                           Index Closing Value on August 24,
                                           2005.

Swiss Market Index Closing Value.......... The Swiss Market Index Closing Value
                                           on any Index Business Day will equal
                                           the closing value of the Swiss Market
                                           Index or any Successor Index
                                           published at the regular official
                                           weekday close of trading on that
                                           Index Business Day. In certain
                                           circumstances, the Swiss Market Index
                                           Closing Value will be based on the
                                           alternate calculation of the Swiss
                                           Market Index described under
                                           "--Discontinuance of a Basket Index;
                                           Alteration of Method of Calculation."

Swiss Market Index Multiplier............. .016755, which equals the Index
                                           Representation divided by the Swiss
                                           Market Index Closing Value on August
                                           23, 2005, the day we priced the Notes
                                           for initial sale to the public.

Index Representation...................... The Index Representation for the EURO
                                           STOXX 50 Index is 350 (or 35%); the
                                           Index Representation for the FTSE 100
                                           Index is 290 (or 29%); the Index
                                           Representation for the TOPIX Index is
                                           250 (or 25%); and the Index
                                           Representation for the Swiss Market
                                           Index is 110 (or 11%).

Determination Dates....................... The Determination Dates will be
                                           September 1, 2013, October 1, 2013,
                                           November 1, 2013, December 1, 2013,
                                           January 1, 2014, February 1, 2014,
                                           March 1, 2014, April 1, 2014, May 1,
                                           2014, June 1, 2014, July 1, 2014,
                                           August 1, 2014 and August 28, 2014,
                                           in each such case subject to
                                           adjustment for non-Index Business

                                           Days or Market Disruption Events with
                                           respect to a Basket Index as
                                           described in the two following
                                           paragraphs.

                                           If any of the first twelve scheduled
                                           Determination Dates is not an Index
                                           Business Day or if a Market
                                           Disruption Event occurs on any such
                                           date with respect to a Basket Index,
                                           such Determination Date with respect
                                           to that Basket Index will be the
                                           immediately succeeding Index Business
                                           Day during which no Market Disruption
                                           Event shall have occurred; provided
                                           that, with respect to any Basket
                                           Index, if a Market Disruption Event
                                           has occurred on each of the five
                                           Index Business Days immediately
                                           succeeding any of the first twelve
                                           scheduled Determination Dates, the
                                           Calculation Agent will determine the
                                           applicable Index Closing Value on
                                           such fifth succeeding Index Business
                                           Day in accordance with the formula
                                           for calculating the value of the
                                           applicable Basket Index last in
                                           effect prior to the commencement of
                                           the Market Disruption Event, without
                                           rebalancing or substitution, using
                                           the closing price (or, if trading in
                                           the relevant securities has been
                                           materially suspended or materially
                                           limited, its good faith estimate of
                                           the closing price that would have
                                           prevailed but for such suspension or
                                           limitation) on such fifth succeeding
                                           Index Business Day of each security
                                           most recently comprising the
                                           applicable Basket Index.

                                           If August 28, 2014 (the final
                                           scheduled Determination Date) is not
                                           an Index Business Day or if there is
                                           a Market Disruption Event with
                                           respect to any Basket Index on such
                                           day, the final Determination Date for
                                           such Basket Index will be the
                                           immediately succeeding Index Business
                                           Day during which no Market Disruption
                                           Event shall have occurred.

Trading Day............................... A day, as determined by the
                                           Calculation Agent, on which trading
                                           is generally conducted on the New
                                           York Stock Exchange, Inc. ("NYSE"),
                                           the American Stock Exchange LLC
                                           ("AMEX"), the Nasdaq National Market,
                                           the Chicago Mercantile Exchange and
                                           the Chicago Board of Options Exchange
                                           and in the over-the-counter market
                                           for equity securities in the United
                                           States.

Index Business Day........................ Any Trading Day other than a Saturday or Sunday on which any relevant Index
                                           Closing Value is calculated.

Book Entry Note or Certificated Note...... Book Entry. The Notes will be issued in the form of one or more fully
                                           registered global securities which
                                           will be deposited with, or on behalf
                                           of, DTC and will be registered in the
                                           name of a nominee of DTC. DTC's
                                           nominee will be the only registered
                                           holder of the Notes. Your beneficial
                                           interest in the Notes will be
                                           evidenced solely by entries on the
                                           books of the securities intermediary
                                           acting on your behalf as a direct or
                                           indirect participant in DTC. In this
                                           pricing supplement, all references to
                                           payments or notices to you will mean
                                           payments or notices to DTC, as the
                                           registered holder of the Notes, for
                                           distribution to participants in
                                           accordance with DTC's procedures. For
                                           more information regarding DTC and
                                           book entry notes, please read "The
                                           Depositary" in the accompanying
                                           prospectus supplement and "Form of
                                           Securities--Global
                                           Securities--Registered Global
                                           Securities" in the accompanying
                                           prospectus.

Senior Note or Subordinated Note.......... Senior

Trustee................................... JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent..................................... Morgan Stanley & Co. Incorporated and
                                           its successors ("MS & Co.")

Market Disruption Event................... Market Disruption Event means, with respect to any Basket Index:

                                                  (i) the occurrence or
                                                  existence of a suspension,
                                                  absence or material
                                                  limitation of trading of
                                                  stocks then constituting
                                                  20 percent or more of the
                                                  level of such Basket Index
                                                  (or the Successor Index)
                                                  on the Relevant
                                                  Exchange(s) for such
                                                  securities for more than
                                                  two hours of trading or
                                                  during the one-half hour
                                                  period preceding the close
                                                  of the principal trading
                                                  session on such Relevant
                                                  Exchange(s); or a
                                                  breakdown or failure in
                                                  the price and trade
                                                  reporting systems of any
                                                  Relevant Exchange as a
                                                  result of which the
                                                  reported trading prices
                                                  for stocks then
                                                  constituting 20 percent or
                                                  more of the level of such
                                                  Basket Index (or the
                                                  Successor Index) during
                                                  the last one-half hour
                                                  preceding the close of the
                                                  principal trading session
                                                  on such Relevant
                                                  Exchange(s) are materially
                                                  inaccurate; or the
                                                  suspension, material
                                                  limitation or absence of
                                                  trading on any major
                                                  securities market for
                                                  trading in futures or
                                                  options contracts or
                                                  exchange traded funds
                                                  related to such Basket
                                                  Index (or the Successor
                                                  Index) for more than two
                                                  hours of trading or during
                                                  the one-half hour period
                                                  preceding the close of the
                                                  principal trading session
                                                  on such market, in each
                                                  case as determined by the
                                                  Calculation Agent in its
                                                  sole discretion; and

                                                  (ii) a determination by
                                                  the Calculation Agent in
                                                  its sole discretion that
                                                  any event described in
                                                  clause (i) above
                                                  materially interfered with
                                                  our ability or the ability
                                                  of any of our affiliates
                                                  to unwind or adjust all or
                                                  a material portion of the
                                                  hedge with respect to the
                                                  Notes.

                                           For the purpose of determining
                                           whether a Market Disruption Event
                                           exists at any time, if trading in a
                                           security included in a Basket Index
                                           is materially suspended or materially
                                           limited at that time, then the
                                           relevant percentage contribution of
                                           that security to the level of such
                                           Basket Index shall be based on a
                                           comparison of (x) the portion of the
                                           value of such Basket Index
                                           attributable to that security
                                           relative to (y) the overall value of
                                           such Basket Index, in each case
                                           immediately before that suspension or
                                           limitation.

                                           For the purpose of determining
                                           whether a Market Disruption Event has
                                           occurred: (1) a limitation on the
                                           hours or number of days of trading
                                           will not constitute a Market
                                           Disruption Event if it results from
                                           an announced change in the regular
                                           business hours of the relevant
                                           exchange or market, (2) a decision to
                                           permanently discontinue trading in
                                           the relevant futures or options
                                           contract or exchange traded fund will
                                           not constitute a Market Disruption

                                           Event, (3) limitations pursuant to
                                           the rules of any Relevant Exchange
                                           similar to NYSE Rule 80A (or any
                                           applicable rule or regulation enacted
                                           or promulgated by any other
                                           self-regulatory organization or any
                                           government agency of scope similar to
                                           NYSE Rule 80A as determined by the
                                           Calculation Agent) on trading during
                                           significant market fluctuations will
                                           constitute a suspension, absence or
                                           material limitation of trading, (4) a
                                           suspension of trading in futures or
                                           options contracts on a Basket Index
                                           by the primary securities market
                                           trading in such contracts by reason
                                           of (a) a price change exceeding
                                           limits set by such securities
                                           exchange or market, (b) an imbalance
                                           of orders relating to such contracts
                                           or (c) a disparity in bid and ask
                                           quotes relating to such contracts
                                           will constitute a suspension, absence
                                           or material limitation of trading in
                                           futures or options contracts related
                                           to a Basket Index and (5) a
                                           "suspension, absence or material
                                           limitation of trading" on any
                                           Relevant Exchange or on the primary
                                           market on which futures or options
                                           contracts related to a Basket Index
                                           are traded will not include any time
                                           when such securities market is itself
                                           closed for trading under ordinary
                                           circumstances.

Relevant Exchange......................... Relevant Exchange means the primary exchange or market of trading for any
                                           security then included in any Basket
                                           Index or any Successor Index.

Alternate Exchange Calculation
  in Case of an Event of Default ......... In case an event of default with respect to the Notes shall have
                                           occurred and be continuing, the
                                           amount declared due and payable for
                                           each Note upon any acceleration of
                                           the Notes (the "Acceleration Amount")
                                           will be equal to the $1,000 principal
                                           amount per Note plus the Supplemental
                                           Redemption Amount, if any, determined
                                           as though the Basket Closing Value
                                           for any Determination Date scheduled
                                           to occur on or after the date of such
                                           acceleration were the Basket Closing
                                           Value on the date of acceleration.

                                           If the maturity of the Notes is
                                           accelerated because of an event of
                                           default as described above, we shall,
                                           or shall cause the Calculation Agent
                                           to, provide written notice to the
                                           Trustee at its New York office, on
                                           which notice the Trustee may
                                           conclusively rely, and to DTC of the
                                           Acceleration Amount and the aggregate
                                           cash amount due with respect to the
                                           Notes as promptly as possible and in
                                           no event later than two Business Days
                                           after the date of acceleration.

Calculation Agent......................... MS & Co.

                                           All determinations made by the
                                           Calculation Agent will be at the sole
                                           discretion of the Calculation Agent
                                           and will, in the absence of manifest
                                           error, be conclusive for all purposes
                                           and binding on you, the Trustee and
                                           us.

                                           All calculations with respect to the
                                           Basket Closing Value on each
                                           Determination Date, the Final Average
                                           Basket Value and the Supplemental
                                           Redemption Amount, if any, will be
                                           made by the Calculation Agent and
                                           will be rounded to the nearest one
                                           hundred-thousandth, with five
                                           one-millionths rounded upward (e.g.,
                                           .876545 would be rounded to .87655);
                                           all dollar amounts related to
                                           determination of the amount of cash
                                           payable per Note will be rounded to
                                           the nearest ten-thousandth, with five
                                           one hundred-thousandths rounded
                                           upward (e.g., .76545 would be rounded
                                           up to .7655); and all dollar amounts
                                           paid on the aggregate number of Notes
                                           will be rounded to the nearest cent,
                                           with one-half cent rounded upward.

                                           Because the Calculation Agent is our
                                           affiliate, the economic interests of
                                           the Calculation Agent and its
                                           affiliates may be adverse to your
                                           interests as an investor in the
                                           Notes, including with respect to
                                           certain determinations and judgments
                                           that the Calculation Agent must make
                                           in determining any Basket Closing
                                           Value, the Final Average Basket
                                           Value, the Basket Percent Change, the
                                           Supplemental Redemption Amount or
                                           whether a Market Disruption Event has
                                           occurred. See "--Market Disruption
                                           Event" above and "--Discontinuance of
                                           a Basket Index; Alteration of Method
                                           of Calculation" below. MS & Co. is
                                           obligated to carry out its duties and
                                           functions as Calculation Agent in
                                           good faith and using its reasonable
                                           judgment.

The EURO STOXX 50 Index................... We have derived all information contained in this pricing supplement
                                           regarding the EURO STOXX 50 Index,
                                           including, without limitation, its
                                           make-up, method of calculation and
                                           changes in its components, from
                                           publicly available information. Such
                                           information reflects the policies of,
                                           and is subject to change by, STOXX
                                           Limited. The EURO STOXX 50 Index is
                                           calculated, maintained and published
                                           by STOXX Limited. We make no
                                           representation or warranty as to the
                                           accuracy or completeness of such
                                           information.

                                           The EURO STOXX 50 Index was created
                                           by STOXX Limited, a joint venture
                                           between Deutsche Boerse AG, Dow Jones
                                           & Company and SWX Swiss Exchange.
                                           Publication of the EURO STOXX 50
                                           Index began on February 26, 1998,
                                           based on an initial Index value of
                                           1,000 at December 31, 1991. The EURO
                                           STOXX 50 Index is published in The
                                           Wall Street Journal and disseminated
                                           on the STOXX Limited website:
                                           http://www.stoxx.com.

                                           EURO STOXX 50 Index Composition and
                                           Maintenance

                                           The EURO STOXX 50 Index is composed
                                           of 50 component stocks of market
                                           sector leaders from within the Dow
                                           Jones STOXX 600 Supersector Indices,
                                           which includes stocks selected from
                                           the Eurozone. The component stocks
                                           have a high degree of liquidity and
                                           represent the largest companies
                                           across all market sectors defined by
                                           the Dow Jones Global Classification
                                           Standard. Set forth below are the
                                           country weightings and industrial
                                           sector weightings of the securities
                                           currently included in the EURO STOXX
                                           50 Index as of December 30, 2004:

                    Country Weightings           Industrial Sector Weightings
                    ------------------           ----------------------------

                France               31.3%  Banks                         20.8%
                Germany              22.6%  Oil & Gas                     16.2%
                The Netherlands      17.2%  Telecommunication             12.1%
                Spain                13.8%  Insurance                     10.6%
                Italy                11.6%  Utilities                      9.0%
                Finland               3.5%  Technology                     6.2%
                                            Chemicals                      4.0%
                                            Healthcare                     3.8%
                                            Personal & Household Goods     3.7%
                                            Industrial Goods & Services    3.4%
                                            Food & Beverage                2.9%
                                            Retail                         1.9%
                                            Automobiles & Parts            1.9%
                                            Construction & Materials       1.8%
                                            Media                          1.6%


                                           The composition of the EURO STOXX 50
                                           Index is reviewed annually, based on
                                           the closing stock data on the last
                                           trading day in August. The component
                                           stocks are announced the first
                                           trading in September. Changes to the
                                           component stocks are implemented on
                                           the third Friday in September and are
                                           effective the following trading day.
                                           Changes in the composition of the
                                           EURO STOXX 50 Index are made to
                                           ensure that the EURO STOXX 50 Index
                                           includes the 50 market sector leaders
                                           from within the EURO STOXX Index.

                                           The free float factors for each
                                           component stock used to calculate the
                                           EURO STOXX 50 Index, as described
                                           below, are reviewed, calculated and
                                           implemented on a quarterly basis and
                                           are fixed until the next quarterly
                                           review.

                                           The EURO STOXX 50 Index is also
                                           reviewed on an ongoing basis.
                                           Corporate actions (including initial
                                           public offerings, mergers and
                                           takeovers, spin-offs, delistings and
                                           bankruptcy) that affect the EURO
                                           STOXX 50 Index composition are
                                           immediately reviewed. Any changes are
                                           announced, implemented and effective
                                           in line with the type of corporate
                                           action and the magnitude of the
                                           effect.

                                           EURO STOXX 50 Index Calculation

                                           The EURO STOXX 50 Index is calculated
                                           with the "Laspeyres formula," which
                                           measures the aggregate price changes
                                           in the component stocks against a
                                           fixed base quantity weight. The
                                           formula for calculating the EURO
                                           STOXX 50 Index value can be expressed
                                           as follows:

                                         free float market capitalization of the
                                                   EURO STOXX 50 Index
                            Index  =   --------------------------------------------  x 1,000
                                       adjusted base date market capitalization of
                                                 the EURO STOXX 50 Index

                                           The "free float market capitalization
                                           of the EURO STOXX 50 Index" is equal
                                           to the sum of the products of the
                                           closing price, market capitalization
                                           and free float factor for each
                                           component stock as of the time the
                                           EURO STOXX 50 Index is being
                                           calculated.

                                           The EURO STOXX 50 Index is also
                                           subject to a divisor, which is
                                           adjusted to maintain the continuity
                                           of the EURO STOXX 50 Index values
                                           across changes due to corporate
                                           actions. The following is a summary
                                           of the adjustments to any component
                                           stock made for corporate actions and
                                           the effect of such adjustment on the
                                           divisor, where shareholders of the
                                           component stock will receive "B"
                                           number of shares for every "A" share
                                           held (where applicable).

                                           (1)  Split and reverse split:

                                                Adjusted price = closing price * A/B

                                                New number of shares = old number of shares * B / A

                                                Divisor: no change

                                           (2)  Rights offering:

                                                Adjusted price = (closing price * A + subscription price * B) / (A + B)

                                                New number of shares = old number of shares * (A + B) / A

                                                Divisor: increases

                                           (3)  Stock dividend:

                                                Adjusted price = closing price * A / (A + B)

                                                New number of shares = old number of shares * (A + B) / A

                                                Divisor: no change

                                           (4)  Stock dividend of another company:

                                                Adjusted price = (closing price * A - price of other company * B) / A

                                                Divisor:  decreases

                                           (5)  Return of capital and
                                                share consideration:

                                                Adjusted price = (closing price - dividend announced by company *
                                                (1-withholding tax)) * A / B

                                                New number of shares = old number of shares * B / A

                                                Divisor: decreases

                                           (6)  Repurchase shares / self tender:

                                                Adjusted price = ((price before - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)

                                                New number of shares = old number of shares - number of tendered shares

                                                Divisor: decreases

                                           (7)  Spin-off:

                                                Adjusted price = (closing price * A - price of spun-off shares * B) / A

                                                Divisor: decreases

                                           (8)  Combination stock distribution (dividend or split) and rights offering:

                                                For this corporate action, the
                                                following additional assumptions
                                                apply:

                                                o    Shareholders receive
                                                     B new shares from the
                                                     distribution and C
                                                     new shares from the
                                                     rights offering for
                                                     every A shares held

                                                o    If A is not equal to
                                                     one share, all the
                                                     following "new number
                                                     of shares" formulae
                                                     need to be divided by
                                                     A:

                                               - If rights are applicable
                                               after stock distribution
                                               (one action applicable to
                                               other):

                                               Adjusted price = (closing price * A + subscription price * C *
                                               (1 + B /A)) / ((A + B) * ( 1 + C / A))

                                               New number of shares = old number of shares * ((A+ B) * (1 + C / A)) / A

                                               Divisor:  increases

                                               - If stock distribution is applicable after rights (one action applicable to other):

                                               Adjusted price = (closing price * A + subscription price * C)/((A + C) * (1 + B / A))

                                               New number of shares = old number of shares * ((A + C) * (1 + B / A))

                                               Divisor:  increases

                                               - Stock distribution and rights (neither action is applicable to the other):

                                               Adjusted price = (closing price * A + subscription price * C) /(A + B + C)

                                               New number of shares = old number of shares * (A + B +C) / A

                                               Divisor:  increases

The FTSE 100 Index........................ The FTSE 100 Index is calculated, published and disseminated by FTSE
                                           International Limited ("FTSE"), a
                                           company owned equally by the London
                                           Stock Exchange Plc (the "LSE") and
                                           the Financial Times Limited (the
                                           "FT"), in association with the
                                           Institute and the Faculty of
                                           Actuaries. The FTSE 100 was first
                                           calculated on January 3, 1984 with an
                                           initial base level Index value of
                                           1000 points. Publication of the FTSE
                                           100 Index began in February 1984.
                                           Real-time FTSE indices are calculated
                                           on systems managed by Reuters. Prices
                                           and FX rates used are supplied by
                                           Reuters.

                                           Composition and Maintenance

                                           The FTSE 100 Index is a free float
                                           weighted index which measures the
                                           composite price performance of stocks
                                           of the largest 100 companies
                                           (determined on the basis of market
                                           capitalization) traded on the LSE.
                                           The 100 stocks included in the FTSE
                                           100 Index (the "FTSE Underlying
                                           Stocks") are selected from a
                                           reference group of stocks trading on
                                           the LSE which are in turn selected by
                                           excluding certain stocks that have
                                           low liquidity based on public float,
                                           accuracy and reliability of prices,
                                           size and number of trading days. The
                                           FTSE Underlying Stocks are selected
                                           from this reference group by
                                           selecting 100 stocks with the largest
                                           market value.

                                           FTSE, the publisher of the FTSE 100
                                           Index, is responsible for
                                           calculating, publishing and
                                           disseminating the FTSE 100 Index. The
                                           FTSE 100 Index is overseen by the
                                           FTSE's EMEA (Europe, Middle East and
                                           Africa) Committee ("EMEA"), made up
                                           of independent senior industry
                                           representatives, which is responsible
                                           for the Index review process.

                                           FTSE can add, delete or substitute
                                           the stocks underlying the FTSE 100
                                           Index or make other methodological
                                           changes that could change the value
                                           of the FTSE 100 Index. FTSE may
                                           discontinue or suspend calculation or
                                           dissemination of the FTSE 100 Index.
                                           Constituents of the FTSE 100 Index
                                           are reviewed quarterly in March,
                                           June, September and December, by an
                                           index steering committee of the LSE,
                                           in order to maintain continuity in
                                           the level. FTSE prepares information
                                           regarding possible companies to be
                                           included or excluded from the FTSE
                                           100 Index using the close of business
                                           figures from the Tuesday before a
                                           review. The review is then presented
                                           to the Committee for approval.

                                           Changes to the constituents can be
                                           prompted by new listings on the
                                           exchange, corporate actions (e.g.,
                                           mergers and acquisitions) or an
                                           increase or decrease in a market
                                           capitalization. The FTSE Underlying
                                           Stocks may be replaced, if necessary,
                                           in accordance with deletion/addition
                                           rules which provide generally for the
                                           removal and replacement of a stock
                                           from the FTSE 100 Index if such stock
                                           is delisted or its issuer is subject
                                           to a takeover offer that has been
                                           declared unconditional or it has
                                           ceased, in the opinion of the Index
                                           Steering Committee, to be a viable
                                           component of the FTSE 100 Index. To
                                           maintain continuity, a stock will be
                                           added at the quarterly review if it
                                           has risen to 90th place or above and
                                           a stock will be deleted if at the
                                           quarterly review it has fallen to
                                           111th place or below, in each case
                                           ranked on the basis of market
                                           capitalization.

                                           Index Calculation

                                           The FTSE 100 Index is calculated by:
                                           (i) multiplying the per share price
                                           of each stock included in the FTSE
                                           100 Index by the number of
                                           outstanding shares; (ii) calculating
                                           the sum of all these products (such
                                           sum, the "FTSE Aggregate Market
                                           Value") as of the starting date of
                                           the FTSE 100 Index; (iii) dividing
                                           the FTSE Aggregate Market Value by a
                                           divisor which represents the FTSE
                                           Aggregate Market Value on the base
                                           date of the FTSE 100 Index and which
                                           can be adjusted to allow changes in
                                           the issued share capital of
                                           individual underlying stocks
                                           including the deletion and addition
                                           of stocks, the substitution of
                                           stocks, stock dividends and stock
                                           splits to be made without distorting
                                           the FTSE 100 Index; and (iv)
                                           multiplying the result by 1000.

                                           All rights to the FTSE 100 Index are
                                           owned by the FTSE, the publisher of
                                           the FTSE 100 Index. Morgan Stanley,
                                           the Calculation Agent and the Trustee
                                           disclaim all responsibility for the
                                           calculation or other maintenance of
                                           or any adjustments to the FTSE 100
                                           Index. In addition, none of the LSE,
                                           the Financial Times and FTSE has any
                                           relationship to Morgan Stanley or the
                                           Notes. None of the LSE, the Financial
                                           Times and the FTSE sponsors,
                                           endorses, authorizes, sells or
                                           promotes the Notes, or has any
                                           obligation or liability in connection
                                           with the administration, marketing or
                                           trading of the Notes or with the
                                           calculation of the Payment at
                                           Maturity.

                                           These Notes are not in any way
                                           sponsored, endorsed, sold or promoted
                                           by FTSE or by the LSE or by the FT
                                           and neither FTSE or the LSE or the FT
                                           makes any warranty or representation
                                           whatsoever, expressly or impliedly,
                                           either as to the results to be
                                           obtained from the use of the FTSE 100
                                           Index and/or the figure at which the
                                           said Index stands at any particular
                                           time on any particular day or
                                           otherwise. The FTSE 100 Index is
                                           compiled and calculated solely by
                                           FTSE. However, neither FTSE or
                                           Exchange or the FT shall be liable
                                           (whether in negligence or otherwise)
                                           to any person for any error in the
                                           Index and neither FTSE or the LSE or
                                           the FT shall be under any obligation
                                           to advise any person of any error
                                           therein.

                                           "FTSE(TM)" and FTSE 100 Index(TM) are
                                           trademarks of the LSE and the FT and
                                           are used by FTSE under licence.

The TOPIX Index........................... The Tokyo Stock Price Index, which we refer to as the TOPIX Index, was
                                           developed by the Tokyo Stock
                                           Exchange, Inc. ("TSE"). Publication
                                           of the TOPIX Index began on July 1,
                                           1969, based on an initial Index value
                                           of 100 at January 4, 1968, which was
                                           reset at 1000 on April 1, 1998. The
                                           TOPIX Index is computed and published
                                           every 60 seconds via TSE's Market
                                           Information System, and is reported
                                           to securities companies across Japan
                                           and available worldwide through
                                           computerized information networks.

                                           Composition and Maintenance

                                           The component stocks of the TOPIX
                                           Index consist of all common domestic
                                           stocks listed on the First Section of
                                           the TSE which have an accumulative
                                           length of listing and OTC
                                           registration of at least six months.
                                           The TOPIX Index measures changes in
                                           the aggregate market value of these
                                           stocks. The TSE domestic stock market
                                           is divided into two sections: the
                                           First Section and the Second Section.
                                           Listings of stocks on the TSE are
                                           divided between the these two
                                           sections, with stocks listed on the
                                           First Section typically being limited
                                           to larger, longer established and
                                           more actively traded issues and the
                                           Second Section to smaller and newly
                                           listed companies. The component
                                           stocks of the TOPIX Index are
                                           determined based on market
                                           capitalization and liquidity. Review
                                           and selection of component stocks is
                                           conducted semiannually, based on
                                           market data as of the base date for
                                           selection.

                                           The TOPIX Index is a weighted index,
                                           with the market price of each
                                           component stock multiplied by the
                                           number of shares listed. The TSE is
                                           responsible for calculating and
                                           maintaining the TOPIX Index, and can
                                           add, delete or substitute the stocks
                                           underlying the TOPIX Index or make
                                           other methodological changes that
                                           could change the value of the TOPIX
                                           Index. The underlying stocks may be
                                           removed, if necessary, in accordance
                                           with deletion/addition rules which
                                           provide generally for the deletion of
                                           a stock from the TOPIX Index if such
                                           stock ceases to meet the criteria for
                                           inclusion. Stocks listed on the
                                           Second Section of the TSE may be
                                           transferred to the First Section if
                                           they satisfy applicable criteria.
                                           Such criteria include numerical
                                           minimum values for number of shares
                                           listed, number of shareholders and
                                           average monthly trading volume, among
                                           others. Similarly, when a First
                                           Section stock falls within the
                                           coverage of TSE rules prescribing
                                           reassignment thereof to the Second
                                           Section, such stock will be removed
                                           from the First Section. As of April
                                           28, 2005, stocks of 1,676 companies
                                           were assigned to the First Section of
                                           the TSE and stocks of 526 companies
                                           were assigned to the Second Section.

                                           Index Calculation

                                           The TOPIX Index is not expressed in
                                           Japanese Yen, but is presented in
                                           terms of points (as a decimal figure)
                                           rounded off to the nearest
                                           one-hundredth. The TOPIX Index is
                                           calculated by multiplying 1000 by the
                                           figure obtained by dividing the
                                           current market value (the current
                                           market price per share are the time
                                           of the index calculation multiplied
                                           by the number of common shares listed
                                           on the First Section of the TSE at
                                           the same instance) (the "TOPIX
                                           Aggregate Market Value") by the base
                                           market value (i.e., the TOPIX
                                           Aggregate Current Market Value on the
                                           base date) (the "TOPIX Base Aggregate
                                           Market Value").

                                           The calculation of the TOPIX Index
                                           can be represented by the following
                                           formula:

                               Index  =  TOPIX Aggregate Market Value  x  1000
                                         ----------------------------
                                         TOPIX Base Aggregate Market
                                                     Value


                                           In order to maintain continuity, the
                                           TOPIX Base Aggregate Market Value is
                                           adjusted from time to time to ensure
                                           that it reflects only price movements
                                           resulting from auction market
                                           activity, and to eliminate the
                                           effects of other factors and prevent
                                           any instantaneous change or
                                           discontinuity in the level of the
                                           TOPIX Index. Such factors include,
                                           without limitation: new listings;
                                           delistings; new share issues either
                                           through public offerings or through
                                           rights offerings to shareholders;
                                           issuance of shares as a consequence
                                           of exercise of convertible bonds or
                                           warrants; and transfer of listed
                                           securities from the First Section to
                                           the Second Section of the TSE.

                                           The formula for the adjustment is as
                                           follows:

       Old TOPIX Aggregate Market Value   =   New TOPIX Aggregate Market Value
       --------------------------------       --------------------------------
       Old TOPIX Base Aggregate Market         New TOPIX Base Aggregate Market
                  Value                                  Value


                                           Therefore,

                                         Old TOPIX Base Aggregate Market Value x
       New TOPIX Base Aggregate            New TOPIX Aggregate Market Value
       Market Value                =     ---------------------------------------
                                            Old TOPIX Aggregate Market Value

                                           The TOPIX Base Aggregate Market Value
                                           remains at the new value until a
                                           further adjustment is necessary as a
                                           result of another change. As a result
                                           of such change affecting the TOPIX
                                           Aggregate Market Value or any stock
                                           underlying the TOPIX Index, the TOPIX
                                           Base Aggregate Market Value is
                                           adjusted in
                                           such a way that the new value of the
                                           TOPIX Index will equal the level of
                                           the TOPIX Index immediately prior to
                                           such change.

                                           No adjustment is made to the TOPIX
                                           Base Aggregate Market Value, however,
                                           in the case of events such as stock
                                           splits and decreases in paid in
                                           capital, which theoretically do not
                                           affect market capitalization because
                                           the new stock price multiplied by the
                                           increased (or decreased) number of
                                           shares is the same as the old stock
                                           price multiplied by the old number of
                                           shares.

The Swiss Market Index.................... The Swiss Market Index, which we refer to as the SMI, was introduced
                                           on June 30, 1988 with a baseline
                                           value of 1500 points at that date.
                                           The SMI is updated in real time after
                                           each transaction and published every
                                           three seconds.

                                           Composition and Maintenance

                                           The SMI is made up of a maximum of 30
                                           of the largest, most liquid Swiss
                                           stocks of the Swiss Performance Index
                                           ("SPI") large and mid-cap stocks
                                           traded on the Electronic Bourse
                                           system. The SMI includes stocks from
                                           the Zurich, Geneva and Basle stock
                                           exchanges. As of December 31, 2004,
                                           the SMI was composed of 27 stocks.
                                           The SMI stocks are weighted within
                                           the SMI according to their free float
                                           market capitalization, and the SMI
                                           contains around 90% of the entire
                                           free float market capitalization of
                                           the Swiss equity market.

                                           The composition of SMI is reviewed
                                           annually, and in order to ensure a
                                           high degree of continuity in the
                                           composition of the SMI, the component
                                           stocks are subject to a special
                                           procedure for adding them to the SMI
                                           or removing them based on free float
                                           market capitalization and liquidity.
                                           The resulting adjustments to the
                                           index are made regularly once a year.
                                           The composition of the SMI is usually
                                           changed on January 1 or July 1 after
                                           an advance notice of at least six
                                           months.

                                           Index Calculation

                                           The SMI is calculated according to
                                           the "Laspeyres formula" using a
                                           weighted arithmetic mean over a
                                           defined selection of securities. The
                                           current index level is calculated by
                                           dividing the sum of the market
                                           capitalizations of the securities
                                           contained in the index by the
                                           divisor.

Discontinuance of a Basket Index;
  Alteration of Method of Calculation..... If the publication of any Basket
                                           Index is discontinued and a successor
                                           or substitute index that MS & Co., as
                                           the Calculation Agent, determines, in
                                           its sole discretion, to be comparable
                                           to the discontinued Basket Index
                                           (such index being referred to herein
                                           as a "Successor Index") is published,
                                           then any subsequent EURO STOXX 50
                                           Index Closing Value, FTSE 100 Index
                                           Closing Value, TOPIX Index Closing
                                           Value or Swiss Market Index Closing
                                           Value, as applicable (each, an "Index
                                           Closing Value"), will be determined
                                           by reference to the value of such
                                           Successor Index at the regular
                                           official weekday close of the
                                           principal trading session
                                           of the Relevant Exchange or market
                                           for the Successor Index on the date
                                           that any Index Closing Value is to be
                                           determined.

                                           Upon any selection by the Calculation
                                           Agent of a Successor Index, the
                                           Calculation Agent will cause written
                                           notice thereof to be furnished to the
                                           Trustee, to Morgan Stanley and to
                                           DTC, as holder of the Notes, within
                                           three Trading Days of such selection.
                                           We expect that such notice will be
                                           passed on to you, as a beneficial
                                           owner of the Notes, in accordance
                                           with the standard rules and
                                           procedures of DTC and its direct and
                                           indirect participants.

                                           If the publication of a Basket Index
                                           is discontinued prior to, and such
                                           discontinuance is continuing on, the
                                           date that any Index Closing Value is
                                           to be determined and MS & Co., as the
                                           Calculation Agent, determines, in its
                                           sole discretion, that no Successor
                                           Index is available at such time, then
                                           the Calculation Agent will determine
                                           the relevant Index Closing Value for
                                           such date in accordance with the
                                           formula for calculating such Basket
                                           Index last in effect prior to such
                                           discontinuance, without rebalancing
                                           or substitution, using the closing
                                           price (or, if trading in the relevant
                                           securities has been materially
                                           suspended or materially limited, its
                                           good faith estimate of the closing
                                           price that would have prevailed but
                                           for such suspension or limitation) at
                                           the close of the principal trading
                                           session of the Relevant Exchange on
                                           such date of each security most
                                           recently comprising such Basket Index
                                           on the Relevant Exchange.
                                           Notwithstanding these alternative
                                           arrangements, discontinuance of the
                                           publication of any of the Basket
                                           Indices may adversely affect the
                                           value of the Notes.

                                           If at any time the method of
                                           calculating a Basket Index or a
                                           Successor Index, or the value
                                           thereof, is changed in a material
                                           respect, or if a Basket Index or a
                                           Successor Index is in any other way
                                           modified so that such index does not,
                                           in the opinion of MS & Co., as the
                                           Calculation Agent, fairly represent
                                           the value of such Basket Index or
                                           such Successor Index had such changes
                                           or modifications not been made, then,
                                           from and after such time, the
                                           Calculation Agent will, at the close
                                           of business in New York City on each
                                           date on which the Index Closing Value
                                           for such Basket Index is to be
                                           determined, make such calculations
                                           and adjustments as, in the good faith
                                           judgment of the Calculation Agent,
                                           may be necessary in order to arrive
                                           at a value of a stock index
                                           comparable to such Basket Index or
                                           such Successor Index, as the case may
                                           be, as if such changes or
                                           modifications had not been made, and
                                           the Calculation Agent will determine
                                           the Final Average Basket Value with
                                           reference to such Basket Index or
                                           such Successor Index, as adjusted.
                                           Accordingly, if the method of
                                           calculating such Basket Index or a
                                           Successor Index is modified so that
                                           the value of such index is a fraction
                                           of what it would have been if it had
                                           not been modified (e.g., due to a
                                           split in the index), then the
                                           Calculation Agent will adjust such
                                           index in order to arrive at a value
                                           of such Basket Index or such
                                           Successor Index as if it had not been
                                           modified (i.e., as if such split had
                                           not occurred).

Historical Information.................... The following table sets forth the published high and low Index Closing
                                           Values for each Basket Index, as well
                                           as end-of-quarter Index Closing
                                           Values for, in the case of each of
                                           the Dow Jones EURO STOXX 50 Index,
                                           FTSE 100 Index and Swiss Market
                                           Index, each quarter in the period
                                           from January 1, 2000 through August
                                           23, 2005, and, in the case of the
                                           TOPIX Index, each quarter in the
                                           period from January 1, 2000 through
                                           August 24, 2005. The EURO STOXX 50
                                           Index Closing Value, the FTSE 100
                                           Index Closing Value and the Swiss
                                           Market Index Closing Value on August
                                           23, 2005 were 3,299.28, 5,300.20 and
                                           6,565.32, respectively. The TOPIX
                                           Index Closing Value on August 24,
                                           2005 was 1,275.61. We obtained the
                                           information in the tables below from
                                           Bloomberg Financial Markets, without
                                           independent verification. The
                                           historical values of the Basket
                                           Indices should not be taken as an
                                           indication of future performance. The
                                           value of the Basket Indices may be
                                           lower on the Determination Dates than
                                           on the date we price the Notes for
                                           initial sale to the public so that
                                           you will receive only the $1,000
                                           principal amount of Notes at
                                           maturity. We cannot give you any
                                           assurance that the Final Average
                                           Basket Value will be higher than the
                                           Initial Basket Value.

                                              EURO STOXX 50 Index         High          Low       Period End
                                              -------------------         ----          ---       ----------
                                           2000
                                           First Quarter..........      5,464.43     4,500.69      5,249.55
                                           Second Quarter.........      5,434.81     4,903.92      5,145.35
                                           Third Quarter..........      5,392.63     4,915.18      4,915.18
                                           Fourth Quarter.........      5,101.40     4,614.24      4,772.39

                                           2001
                                           First Quarter..........      4,787.45     3,891.49      4,185.00
                                           Second Quarter.........      4,582.07     4,039.16      4,243.91
                                           Third Quarter..........      4,304.44     2,877.68      3,296.66
                                           Fourth Quarter.........      3,828.76     3,208.31      3,806.13

                                           2002
                                           First Quarter..........      3,833.09     3,430.18      3,784.05
                                           Second Quarter.........      3,748.44     2,928.72      3,133.39
                                           Third Quarter..........      3,165.47     2,187.22      2,204.39
                                           Fourth Quarter.........      2,669.89     2,150.27      2,386.41

                                           2003
                                           First Quarter..........      2,529.86     1,849.64      2,036.86
                                           Second Quarter.........      2,527.44     2,067.23      2,419.51
                                           Third Quarter..........      2,641.55     2,366.86      2,395.87
                                           Fourth Quarter.........      2,760.66     2,434.63      2,760.66

                                           2004
                                           First Quarter..........      2,959.71     2,702.05      2,787.49
                                           Second Quarter.........      2,905.88     2,659.85      2,811.08
                                           Third Quarter..........      2,806.62     2,580.04      2,726.30
                                           Fourth Quarter.........      2,955.11     2,734.37      2,951.24

                                           2005
                                           First Quarter..........      3,114.54     2,924.01      3,055.73
                                           Second Quarter.........      3,190.80     2,930.10      3,181.54
                                           Third Quarter
                                              (through August 23,
                                              2005)...............      3,370.84     3,170.06      3,299.28

                                                FTSE 100 Index           High          Low       Period End
                                                --------------           ----          ---       ----------
                                           2000
                                           First Quarter..........      6,738.50      6,005.20     6,540.20
                                           Second Quarter.........      6,626.40      5,994.60     6,312.70
                                           Third Quarter..........      6,798.10      6,199.20     6,294.20
                                           Fourth Quarter.........      6,477.40      6,097.50     6,222.50

                                           2001
                                           First Quarter..........      6,334.50      5,314.80     5,633.70
                                           Second Quarter.........      5,976.60      5,463.10     5,642.50
                                           Third Quarter..........      5,716.70      4,433.70     4,903.40
                                           Fourth Quarter.........      5,369.80      4,785.60     5,217.40

                                           2002
                                           First Quarter..........      5,323.80      5,024.10     5,271.80
                                           Second Quarter.........      5,263.90      4,531.00     4,656.40
                                           Third Quarter..........      4,685.80      3,671.10     3,721.80
                                           Fourth Quarter.........      4,190.00      3,730.50     3,940.40

                                           2003
                                           First Quarter..........      4,009.50      3,287.00     3,613.30
                                           Second Quarter.........      4,207.00      3,684.80     4,031.20
                                           Third Quarter..........      4,314.70      3,963.90     4,091.30
                                           Fourth Quarter.........      4,476.90      4,169.20     4,476.90

                                           2004
                                           First Quarter..........      4,559.10      4,309.40     4,385.70
                                           Second Quarter.........      4,575.70      4,395.20     4,464.10
                                           Third Quarter..........      4,608.40      4,287.00     4,570.80
                                           Fourth Quarter.........      4,820.10      4,564.50     4,814.30

                                           2005
                                           First Quarter..........      5,060.80      4,783.60     4,894.40
                                           Second Quarter.........      5,114.40      4,789.40     5,113.20
                                           Third Quarter
                                              (through August 23,
                                              2005)...............      5,377.50      5,158.30     5,300.20



                                                  TOPIX Index             High          Low       Period End
                                                  -----------             ----          ---       ----------

                                           2000
                                           First Quarter..........      1,754.78      1,558.15     1,705.94
                                           Second Quarter.........      1,732.45      1,504.93     1,591.60
                                           Third Quarter..........      1,613.89      1,439.43     1,470.78
                                           Fourth Quarter.........      1,512.20      1,255.16     1,283.67

                                           2001
                                           First Quarter..........      1,337.63      1,161.97     1,277.27
                                           Second Quarter.........      1,440.97      1,254.19     1,300.98
                                           Third Quarter..........      1,293.42        990.80     1,023.42
                                           Fourth Quarter ........      1,107.83        988.98     1,032.14

                                           2002
                                           First Quarter..........      1,125.43        922.51     1,060.19
                                           Second Quarter.........      1,139.43        984.28     1,024.89
                                           Third Quarter..........      1,050.14        886.39       921.05
                                           Fourth Quarter.........        903.37        815.74       843.29

                                           2003
                                           First Quarter..........        865.43        770.62       788.00
                                           Second Quarter.........        904.32        773.10       903.44
                                           Third Quarter..........      1,075.73        915.91     1,018.80
                                           Fourth Quarter.........      1,105.59        953.19     1,043.69

                                           2004
                                           First Quarter..........      1,179.23      1,022.61     1,179.23
                                           Second Quarter.........      1,217.87      1,053.77     1,189.60
                                           Third Quarter..........      1,188.42      1,084.64     1,102.11
                                           Fourth Quarter.........      1,149.63      1,073.20     1,149.63

                                           2005
                                           First Quarter..........      1,203.26      1,132.18     1,182.18
                                           Second Quarter.........      1,201.30      1,109.19     1,177.20
                                           Third Quarter
                                              (through August 24,
                                              2005)...............      1,275.61      1,177.61     1,275.61


                                               Swiss Market Index         High          Low       Period End
                                               ------------------         ----          ---       ----------
                                           2000
                                           First Quarter..........      7,513.90      6,781.40     7,428.10
                                           Second Quarter.........      7,938.30      7,329.60     7,761.60
                                           Third Quarter..........      8,377.00      7,713.30     7,713.30
                                           Fourth Quarter.........      8,164.80      7,586.20     8,135.40

                                           2001
                                           First Quarter..........      8,118.90      6,574.00     7,167.80
                                           Second Quarter.........      7,705.80      6,825.40     7,240.20
                                           Third Quarter..........      7,316.00      5,110.20     6,014.20
                                           Fourth Quarter ........      6,605.60      5,858.90     6,417.80

                                           2002
                                           First Quarter..........      6,655.20      6,105.20     6,655.20
                                           Second Quarter.........      6,694.10      5,594.20     5,979.70
                                           Third Quarter..........      6,024.20      4,561.40     4,783.00
                                           Fourth Quarter.........      5,181.90      4,435.00     4,630.80

                                           2003
                                           First Quarter..........      4,965.30      3,675.40     4,085.60
                                           Second Quarter.........      4,992.50      4,135.50     4,813.70
                                           Third Quarter..........      5,422.60      4,700.80     5,043.50
                                           Fourth Quarter.........      5,487.80      5,061.00     5,487.80

                                           2004
                                           First Quarter..........      5,934.40      5,469.00     5,618.60
                                           Second Quarter.........      5,891.20      5,589.50     5,619.10
                                           Third Quarter..........      5,625.70      5,309.80     5,465.30
                                           Fourth Quarter.........      5,695.20      5,309.70     5,693.20

                                           2005
                                           First Quarter..........      6,014.58      5,669.60     5,929.70
                                           Second Quarter.........      6,294.15      5,840.55     6,253.08
                                           Third Quarter
                                              (through August 23,
                                              2005)...............      6,689.16      6,250.57     6,565.32

Use of Proceeds and Hedging............... The net proceeds we receive from the sale of the Notes will be used for
                                           general corporate purposes and, in
                                           part, in connection with hedging our
                                           obligations under the Notes through
                                           one or more of our subsidiaries. The
                                           original issue price of the Notes
                                           includes the Agent's Commissions (as
                                           shown on the cover page of this
                                           pricing supplement) paid with respect
                                           to the Notes and the cost of hedging
                                           our obligations under the Notes. The
                                           cost of hedging includes the
                                           projected profit that our
                                           subsidiaries expect to realize in
                                           consideration for assuming the risks
                                           inherent in managing the hedging
                                           transactions. Since hedging our
                                           obligations entails risk and may be
                                           influenced by market forces beyond
                                           our or our subsidiaries' control,
                                           such hedging may result in a profit
                                           that is more or less than initially
                                           projected, or could result in a loss.
                                           See also "Use of Proceeds" in the
                                           accompanying prospectus.

                                           On the date of this pricing
                                           supplement, we, through our
                                           subsidiaries or others, hedged our
                                           anticipated exposure in connection
                                           with the Notes by taking positions in
                                           futures and options contracts on the
                                           Basket Indices. Such purchase
                                           activity could potentially have
                                           increased the value of the Basket
                                           Indices, and, therefore, effectively
                                           increased the value at which the
                                           Basket Indices must close on the
                                           Determination Dates before you would
                                           receive at maturity a payment that
                                           exceeds the principal amount of the
                                           Notes. In addition, through our
                                           subsidiaries, we are likely to modify
                                           our hedge position throughout the
                                           life of the Notes,
                                           including on Determination Dates, by
                                           purchasing and selling the stocks
                                           underlying the Basket Indices,
                                           futures or options contracts on the
                                           Basket Indices or their component
                                           stocks listed on major securities
                                           markets or positions in any other
                                           available securities or instruments
                                           that we may wish to use in connection
                                           with such hedging activities,
                                           including by selling any such
                                           securities or instruments on the
                                           Determination Dates. We cannot give
                                           any assurance that our hedging
                                           activities will not affect the value
                                           of the Basket Indices and, therefore,
                                           adversely affect the value of the
                                           Basket Indices on the Determination
                                           Dates or the payment that you will
                                           receive at maturity.

Supplemental Information Concerning
  Plan of Distribution.................... Under the terms and subject to the conditions contained in the U.S.
                                           distribution agreement referred to in
                                           the prospectus supplement under "Plan
                                           of Distribution," the Agent, acting
                                           as principal for its own account, has
                                           agreed to purchase, and we have
                                           agreed to sell, the principal amount
                                           of Notes set forth on the cover of
                                           this pricing supplement. The Agent
                                           proposes initially to offer the Notes
                                           directly to the public at the public
                                           offering price set forth on the cover
                                           page of this pricing supplement. The
                                           Agent may allow a concession not in
                                           excess of .10% per Note to other
                                           dealers, which may include Morgan
                                           Stanley & Co. International Limited
                                           and Bank Morgan Stanley AG. After the
                                           initial offering, the Agent may vary
                                           the offering price and other selling
                                           terms from time to time.

                                           We expect to deliver the Notes
                                           against payment therefor in New York,
                                           New York on August 30, 2005, which is
                                           the fifth scheduled Business Day
                                           following the date of this pricing
                                           supplement and of the pricing of the
                                           Notes. Under Rule 15c6-1 of the
                                           Exchange Act, trades in the secondary
                                           market generally are required to
                                           settle in three Business Days, unless
                                           the parties to any such trade
                                           expressly agree otherwise.
                                           Accordingly, purchasers who wish to
                                           trade Notes on the date of pricing or
                                           the next succeeding Business Day will
                                           be required, by virtue of the fact
                                           that the Notes initially will settle
                                           in five Business Days (T+5), to
                                           specify alternative settlement
                                           arrangements to prevent a failed
                                           settlement.

                                           In order to facilitate the offering
                                           of the Notes, the Agent may engage in
                                           transactions that stabilize, maintain
                                           or otherwise affect the price of the
                                           Notes. Specifically, the Agent may
                                           sell more Notes than it is obligated
                                           to purchase in connection with the
                                           offering, creating a naked short
                                           position in the Notes for its own
                                           account. The Agent must close out any
                                           naked short position by purchasing
                                           the Notes in the open market. A naked
                                           short position is more likely to be
                                           created if the Agent is concerned
                                           that there may be downward pressure
                                           on the price of the Notes in the open
                                           market after pricing that could
                                           adversely affect investors who
                                           purchase in the offering. As an
                                           additional means of facilitating the
                                           offering, the Agent may bid for, and
                                           purchase, Notes or the individual
                                           stocks underlying the Basket Indices
                                           in the open market to stabilize the
                                           price of the Notes. Any of these
                                           activities may raise or maintain the
                                           market price of the Notes above
                                           independent market levels or prevent
                                           or retard a decline in the market
                                           price of the Notes. The Agent is not
                                           required to engage in these
                                           activities, and may end any of these
                                           activities at any time. An affiliate
                                           of the Agent has entered into a
                                           hedging transaction with us in
                                           connection with this offering of
                                           Notes. See "--Use of Proceeds and
                                           Hedging" above.

                                           General

                                           No action has been or will be taken
                                           by us, the Agent or any dealer that
                                           would permit a public offering of the
                                           Notes or possession or distribution
                                           of this pricing supplement or the
                                           accompanying prospectus supplement or
                                           prospectus in any jurisdiction, other
                                           than the United States, where action
                                           for that purpose is required. No
                                           offers, sales or deliveries of the
                                           Notes, or distribution of this
                                           pricing supplement or the
                                           accompanying prospectus supplement or
                                           prospectus or any other offering
                                           material relating to the Notes, may
                                           be made in or from any jurisdiction
                                           except in circumstances which will
                                           result in compliance with any
                                           applicable laws and regulations and
                                           will not impose any obligations on
                                           us, the Agent or any dealer.

                                           The Agent has represented and agreed,
                                           and each dealer through which we may
                                           offer the Notes has represented and
                                           agreed, that it (i) will comply with
                                           all applicable laws and regulations
                                           in force in each non-U.S.
                                           jurisdiction in which it purchases,
                                           offers, sells or delivers the Notes
                                           or possesses or distributes this
                                           pricing supplement and the
                                           accompanying prospectus supplement
                                           and prospectus and (ii) will obtain
                                           any consent, approval or permission
                                           required by it for the purchase,
                                           offer or sale by it of the Notes
                                           under the laws and regulations in
                                           force in each non-U.S. jurisdiction
                                           to which it is subject or in which it
                                           makes purchases, offers or sales of
                                           the Notes. We shall not have
                                           responsibility for the Agent's or any
                                           dealer's compliance with the
                                           applicable laws and regulations or
                                           obtaining any required consent,
                                           approval or permission.

                                           Brazil

                                           The Notes may not be offered or sold
                                           to the public in Brazil. Accordingly,
                                           the offering of the Notes has not
                                           been submitted to the Comissao de
                                           Valores Mobiliarios for approval.
                                           Documents relating to this offering,
                                           as well as the information contained
                                           herein and therein, may not be
                                           supplied to the public as a public
                                           offering in Brazil or be used in
                                           connection with any offer for
                                           subscription or sale to the public in
                                           Brazil.

                                           Chile

                                           The Notes have not been registered
                                           with the Superintendencia de Valores
                                           y Seguros in Chile and may not be
                                           offered or sold publicly in Chile. No
                                           offer, sales or deliveries of the
                                           Notes, or distribution of this
                                           pricing supplement or the
                                           accompanying prospectus supplement or
                                           prospectus, may be made in or from

                                           Chile except in circumstances which
                                           will result in compliance with any
                                           applicable Chilean laws and
                                           regulations.

                                           Hong Kong

                                           The Notes may not be offered or sold
                                           in Hong Kong, by means of any
                                           document, other than to persons whose
                                           ordinary business it is to buy or
                                           sell shares or debentures, whether as
                                           principal or agent, or in
                                           circumstances which do not constitute
                                           an offer to the public within the
                                           meaning of the Companies Ordinance
                                           (Cap. 32) of Hong Kong. The Agent has
                                           not issued and will not issue any
                                           advertisement, invitation or document
                                           relating to the Notes, whether in
                                           Hong Kong or elsewhere, which is
                                           directed at, or the contents of which
                                           are likely to be accessed or read by,
                                           the public in Hong Kong (except if
                                           permitted to do so under the
                                           securities laws of Hong Kong) other
                                           than with respect to Notes which are
                                           intended to be disposed of only to
                                           persons outside Hong Kong or only to
                                           "professional investors" within the
                                           meaning of the Securities and Futures
                                           Ordinance (Cap. 571) of Hong Kong and
                                           any rules made thereunder.

                                           Mexico

                                           The Notes have not been registered
                                           with the National Registry of
                                           Securities maintained by the Mexican
                                           National Banking and Securities
                                           Commission and may not be offered or
                                           sold publicly in Mexico. This pricing
                                           supplement and the accompanying
                                           prospectus supplement and prospectus
                                           may not be publicly distributed in
                                           Mexico.

                                           Singapore

                                           This pricing supplement and the
                                           accompanying prospectus supplement
                                           and prospectus have not been
                                           registered as a prospectus with the
                                           Monetary Authority of Singapore.
                                           Accordingly, this pricing supplement
                                           and the accompanying prospectus
                                           supplement and prospectus used in
                                           connection with the offer or sale, or
                                           invitation for subscription or
                                           purchase, of the Notes may not be
                                           circulated or distributed, nor may
                                           the Notes be offered or sold, or be
                                           made the subject of an invitation for
                                           subscription or purchase, whether
                                           directly or indirectly, to persons in
                                           Singapore other than under
                                           circumstances in which such offer,
                                           sale or invitation does not
                                           constitute an offer or sale, or
                                           invitation for subscription or
                                           purchase, of the Notes to the public
                                           in Singapore.

License Agreement between STOXX Limited
  and Morgan Stanley...................... STOXX Limited and Morgan Stanley have entered into a non-exclusive license
                                           agreement providing for the license
                                           to Morgan Stanley, and certain of its
                                           affiliated or subsidiary companies,
                                           in exchange for a fee, of the right
                                           to use the EURO STOXX 50 Index, which
                                           is owned and published by STOXX
                                           Limited, in connection with
                                           securities, including the Notes.

                                           The license agreement between STOXX
                                           Limited and Morgan Stanley provides
                                           that the following language must be
                                           set forth in this pricing supplement:

                                           The Notes are not sponsored,
                                           endorsed, sold or promoted by STOXX
                                           Limited. STOXX Limited makes no
                                           representation or warranty, express
                                           or implied, to the owners of the
                                           Notes or any member of the public
                                           regarding the advisability of
                                           investing in securities generally or
                                           in the Notes particularly. STOXX
                                           Limited's only relationship to Morgan
                                           Stanley is the licensing of certain
                                           trademarks, trade names and service
                                           marks of STOXX Limited and the Dow
                                           Jones EURO STOXX 50(SM) Index which
                                           is determined, composed and
                                           calculated by STOXX Limited without
                                           regard to Morgan Stanley or the
                                           Notes. STOXX Limited has no
                                           obligation to take the needs of
                                           Morgan Stanley or the owners of the
                                           Notes into consideration in
                                           determining, composing or calculating
                                           the Dow Jones EURO STOXX 50(SM)
                                           Index. STOXX Limited is not
                                           responsible for and has not
                                           participated in the determination of
                                           the timing of, prices at, or
                                           quantities of the Notes to be issued
                                           or in the determination or
                                           calculation of the equation by which
                                           the Notes are to be converted into
                                           cash. STOXX Limited has no obligation
                                           or liability in connection with the
                                           administration, marketing or trading
                                           of the Notes.

                                           STOXX LIMITED DOES NOT GUARANTEE THE
                                           ACCURACY AND/OR THE COMPLETENESS OF
                                           THE DOW JONES EURO STOXX 50(SM) INDEX
                                           OR ANY DATA INCLUDED THEREIN AND
                                           STOXX LIMITED SHALL HAVE NO LIABILITY
                                           FOR ANY ERRORS, OMISSIONS, OR
                                           INTERRUPTIONS THEREIN. STOXX LIMITED
                                           MAKES NO WARRANTY, EXPRESS OR
                                           IMPLIED, AS TO RESULTS TO BE OBTAINED
                                           BY MORGAN STANLEY, OWNERS OF THE
                                           NOTES, OR ANY OTHER PERSON OR ENTITY
                                           FROM THE USE OF THE DOW JONES EURO
                                           STOXX 50(SM) INDEX OR ANY DATA
                                           INCLUDED THEREIN. STOXX LIMITED MAKES
                                           NO EXPRESS OR IMPLIED WARRANTIES, AND
                                           EXPRESSLY DISCLAIMS ALL WARRANTIES,
                                           OF MERCHANTABILITY OR FITNESS FOR A
                                           PARTICULAR PURPOSE OR USE WITH
                                           RESPECT TO THE DOW JONES EURO STOXX
                                           50(SM) INDEX OR ANY DATA INCLUDED
                                           THEREIN. WITHOUT LIMITING ANY OF THE
                                           FOREGOING, IN NO EVENT SHALL STOXX
                                           LIMITED HAVE ANY LIABILITY FOR ANY
                                           LOST PROFITS OR INDIRECT, PUNITIVE,
                                           SPECIAL OR CONSEQUENTIAL DAMAGES OR
                                           LOSSES, EVEN IF NOTIFIED OF THE
                                           POSSIBILITY THEREOF. THERE ARE NO
                                           THIRD PARTY BENEFICIARIES OF ANY
                                           AGREEMENTS OR ARRANGEMENTS BETWEEN
                                           STOXX LIMITED AND MORGAN STANLEY.

                                           "Dow Jones EURO STOXX(SM)" and
                                           "STOXX(SM)" are service marks of
                                           STOXX Limited and have been licensed
                                           for use for certain purposes by
                                           Morgan Stanley. Morgan Stanley's
                                           Capital Protected Notes(SM) due
                                           September 1, 2014 Based on the Value
                                           of a Basket of Four Indices are not
                                           sponsored, endorsed, sold or
                                           promoted by STOXX Limited, and STOXX
                                           Limited makes no representation
                                           regarding the advisability of
                                           investing in the Notes.

License Agreement between FTSE
  International Limited and
  Morgan Stanley.......................... The license agreement between FTSE
                                           International Limited and Morgan
                                           Stanley provides that the following
                                           language must be set forth in the
                                           pricing supplement:

                                           These Notes are not in any way
                                           sponsored, endorsed, sold or promoted
                                           by FTSE International Limited
                                           ("FTSE") or by The London Stock
                                           Exchange Plc (the "Exchange") or by
                                           The Financial Times Limited ("FT")
                                           and neither FTSE or Exchange or FT
                                           makes any warranty or representation
                                           whatsoever, expressly or impliedly,
                                           either as to the results to be
                                           obtained from the use of the FTSE 100
                                           Index and/or the figure at which the
                                           said Index stands at any particular
                                           time on any particular day or
                                           otherwise. The FTSE 100 Index is
                                           compiled and calculated solely by
                                           FTSE. However, neither FTSE or
                                           Exchange or FT shall be liable
                                           (whether in negligence or otherwise)
                                           to any person for any error in the
                                           FTSE 100 Index and neither FTSE or
                                           Exchange or FT shall be under any
                                           obligation to advise any person of
                                           any error therein.

                                           "FTSE(TM)" and "Footsie(TM)" are
                                           trademarks of London Stock Exchange
                                           Plc and The Financial Times Limited
                                           and are used by FTSE International
                                           Limited under licence.

  License Agreement between the TSE and
   Morgan Stanley......................... Morgan Stanley has entered into a non-exclusive license agreement with
                                           TSE providing for the license to
                                           Morgan Stanley, and certain of its
                                           affiliated or subsidiary companies,
                                           in exchange for a fee, of the right
                                           to use the TOPIX Index, which is
                                           owned and published by the TSE, in
                                           connection with securities, including
                                           the Notes.

                                           The proposed license agreement
                                           between the TSE and Morgan Stanley
                                           provides that the following language
                                           must be set forth in this pricing
                                           supplement:

                                           (i) The TOPIX Index Value and the
                                           TOPIX Trademarks are subject to the
                                           intellectual property rights owned by
                                           the Tokyo Stock Exchange, Inc. and
                                           the Tokyo Stock Exchange, Inc. owns
                                           all rights relating to the TOPIX
                                           Index such as calculation,
                                           publication and use of the TOPIX
                                           Index Value and relating to the TOPIX
                                           Trademarks.

                                           (ii) The Tokyo Stock Exchange, Inc.
                                           shall reserve the right to change the
                                           methods of calculation or
                                           publication, to cease the calculation
                                           or publication of the TOPIX Index
                                           Value or to change the TOPIX
                                           Trademarks or cease the use thereof.

                                           (iii) The Tokyo Stock Exchange, Inc.
                                           makes no warranty or representation
                                           whatsoever, either as to the results
                                           stemmed from the use of the TOPIX
                                           Index Value and the TOPIX Trademarks
                                           or as to the figure at which the
                                           TOPIX Index Value stands on any
                                           particular day.

                                           (iv) The Tokyo Stock Exchange, Inc.
                                           gives no assurance regarding accuracy
                                           or completeness of the TOPIX Index
                                           Value and data contained therein.
                                           Further, the Tokyo Stock Exchange,
                                           Inc. shall not be liable for the
                                           miscalculation, incorrect
                                           publication, delayed or interrupted
                                           publication of the TOPIX Index Value.

                                           (v) The Notes are in no way
                                           sponsored, endorsed or promoted by
                                           the Tokyo Stock Exchange, Inc.

                                           (vi) The Tokyo Stock Exchange, Inc.
                                           shall not bear any obligation to give
                                           an explanation of the Notes or an
                                           advice on investments to any
                                           purchaser of the Notes or to the
                                           public.

                                           (vii) The Tokyo Stock Exchange, Inc.
                                           neither selects specific stocks or
                                           groups thereof nor takes into account
                                           any needs of the issuer or any
                                           purchaser of the Notes, for
                                           calculation of the TOPIX Index Value.

                                           (viii) Including but not limited to
                                           the foregoing, the Tokyo Stock
                                           Exchange, Inc. shall not be
                                           responsible for any damage resulting
                                           from the issue and sale of the Notes.

                                           "Topix(R)" and "Topix Index(R)" are
                                           trademarks of the Tokyo Stock
                                           Exchange, Inc. and have been licensed
                                           for use by Morgan Stanley. The Notes
                                           have not been passed on by the TSE as
                                           to their legality or suitability. The
                                           Notes are not issued, endorsed, sold
                                           or promoted by the TSE. THE TSE MAKES
                                           NO WARRANTIES AND BEARS NO LIABILITY
                                           WITH RESPECT TO THE NOTES.

License Agreement between SWX Swiss
  Exchange and Morgan Stanley............. The license agreement between SWX
                                           Swiss Exchange and Morgan Stanley
                                           provides that the following language
                                           must be set forth in the pricing
                                           supplement:

                                           These securities are not in any way
                                           sponsored, endorsed, sold or promoted
                                           by SWX Swiss Exchange and SWX Swiss
                                           Exchange makes no warranty or
                                           representation whatsoever, express or
                                           implied, either as to the results to
                                           be obtained from the use of the
                                           SMI(R) index (the "Index") and/or the
                                           figures at which the said Index
                                           stands at any particular time on any
                                           particular day or otherwise. The
                                           Index is complied and calculated
                                           solely by SWX Swiss Exchange.
                                           However, SWX Swiss Exchange shall not
                                           be liable (whether in negligence or
                                           otherwise) to any person for any
                                           error in the Index and SWX Swiss
                                           Exchange shall not be under any
                                           obligation to advise any person of
                                           any error therein.

                                           SMI(R) is a registered trademark of
                                           SWX Swiss Exchange.

ERISA Matters for Pension Plans
  and Insurance Companies................. Each fiduciary of a pension, profit-sharing or other employee
                                           benefit plan subject to the Employee
                                           Retirement Income Security Act of
                                           1974, as amended ("ERISA"), (a
                                           "Plan") should consider the fiduciary
                                           standards of ERISA in the context of
                                           the Plan's
                                           particular circumstances before
                                           authorizing an investment in the
                                           Notes. Accordingly, among other
                                           factors, the fiduciary should
                                           consider whether the investment would
                                           satisfy the prudence and
                                           diversification requirements of ERISA
                                           and would be consistent with the
                                           documents and instruments governing
                                           the Plan.

                                           In addition, we and certain of our
                                           subsidiaries and affiliates,
                                           including MS & Co. and Morgan Stanley
                                           DW Inc. (formerly Dean Witter
                                           Reynolds Inc.) ("MSDWI"), may each be
                                           considered a "party in interest"
                                           within the meaning of ERISA, or a
                                           "disqualified person" within the
                                           meaning of the Internal Revenue Code
                                           of 1986, as amended (the "Code"),
                                           with respect to many Plans, as well
                                           as many individual retirement
                                           accounts and Keogh plans (also
                                           "Plans"). Prohibited transactions
                                           within the meaning of ERISA or the
                                           Code would likely arise, for example,
                                           if the Notes are acquired by or with
                                           the assets of a Plan with respect to
                                           which MS & Co., MSDWI or any of their
                                           affiliates is a service provider or
                                           other party in interest, unless the
                                           Notes are acquired pursuant to an
                                           exemption from the "prohibited
                                           transaction" rules. A violation of
                                           these prohibited transaction rules
                                           could result in an excise tax or
                                           other liabilities under ERISA and/or
                                           Section 4975 of the Code for such
                                           persons, unless exemptive relief is
                                           available under an applicable
                                           statutory or administrative
                                           exemption.

                                           The U.S. Department of Labor has
                                           issued five prohibited transaction
                                           class exemptions ("PTCEs") that may
                                           provide exemptive relief for direct
                                           or indirect prohibited transactions
                                           resulting from the purchase or
                                           holding of the Notes. Those class
                                           exemptions are PTCE 96-23 (for
                                           certain transactions determined by
                                           in-house asset managers), PTCE 95-60
                                           (for certain transactions involving
                                           insurance company general accounts),
                                           PTCE 91-38 (for certain transactions
                                           involving bank collective investment
                                           funds), PTCE 90-1 (for certain
                                           transactions involving insurance
                                           company separate accounts) and PTCE
                                           84-14 (for certain transactions
                                           determined by independent qualified
                                           asset managers).

                                           Because we may be considered a party
                                           in interest with respect to many
                                           Plans, the Notes may not be
                                           purchased, held or disposed of by any
                                           Plan, any entity whose underlying
                                           assets include "plan assets" by
                                           reason of any Plan's investment in
                                           the entity (a "Plan Asset Entity") or
                                           any person investing "plan assets" of
                                           any Plan, unless such purchase,
                                           holding or disposition is eligible
                                           for exemptive relief, including
                                           relief available under PTCE 96-23,
                                           95-60, 91-38, 90-1, or 84-14 or such
                                           purchase, holding or disposition is
                                           otherwise not prohibited. Any
                                           purchaser, including any fiduciary
                                           purchasing on behalf of a Plan,
                                           transferee or holder of the Notes
                                           will be deemed to have represented,
                                           in its corporate and its fiduciary
                                           capacity, by its purchase and holding
                                           of the Notes that either (a) it is
                                           not a Plan or a Plan Asset Entity and
                                           is not purchasing such securities on
                                           behalf of or with "plan assets" of
                                           any Plan or with any assets of a
                                           governmental or church plan that is
                                           subject to any federal, state or
                                           local law that is substantially
                                           similar to the provisions of Section
                                           406 of ERISA or Section 4975 of the
                                           Code or (b) its purchase, holding and
                                           disposition are
                                           eligible for exemptive relief or such
                                           purchase, holding and disposition are
                                           not prohibited by ERISA or Section
                                           4975 of the Code (or in the case of a
                                           governmental or church plan, any
                                           substantially similar federal, state
                                           or local law).

                                           Under ERISA, assets of a Plan may
                                           include assets held in the general
                                           account of an insurance company which
                                           has issued an insurance policy to
                                           such plan or assets of an entity in
                                           which the Plan has invested.
                                           Accordingly, insurance company
                                           general accounts that include assets
                                           of a Plan must ensure that one of the
                                           foregoing exemptions is available.
                                           Due to the complexity of these rules
                                           and the penalties that may be imposed
                                           upon persons involved in non-exempt
                                           prohibited transactions, it is
                                           particularly important that
                                           fiduciaries or other persons
                                           considering purchasing the Notes on
                                           behalf of or with "plan assets" of
                                           any Plan consult with their counsel
                                           regarding the availability of
                                           exemptive relief under PTCEs 96-23,
                                           95-60, 91-38, 90-1 or 84-14.

                                           Purchasers of the Notes have
                                           exclusive responsibility for ensuring
                                           that their purchase, holding and
                                           disposition of the Notes do not
                                           violate the prohibited transaction
                                           rules of ERISA or the Code or any
                                           similar regulations applicable to
                                           governmental or church plans, as
                                           described above.

United States Federal Income Taxation..... The following summary is based on the opinion of Davis Polk & Wardwell, our
                                           special tax counsel, and is a general
                                           discussion of the principal U.S.
                                           federal income tax consequences to
                                           initial investors in the Notes that
                                           (i) purchase the Notes at their issue
                                           price and (ii) will hold the Notes as
                                           capital assets within the meaning of
                                           Section 1221 of the Code. Unless
                                           otherwise specifically indicated,
                                           this summary is based on the Code,
                                           administrative pronouncements,
                                           judicial decisions and currently
                                           effective and proposed Treasury
                                           regulations, changes to any of which
                                           subsequent to the date of this
                                           pricing supplement may affect the tax
                                           consequences described herein. This
                                           summary does not address all aspects
                                           of U.S. federal income taxation that
                                           may be relevant to a particular
                                           investor in light of the investor's
                                           individual circumstances or to
                                           certain types of investors subject to
                                           special treatment under the U.S.
                                           federal income tax laws, such as:


                                           o certain financial institutions;

                                           o tax-exempt organizations;

                                           o dealers and certain traders in
                                             securities or foreign currencies;

                                           o investors holding a Note as part of
                                             a hedging transaction, straddle,
                                             conversion or other integrated
                                             transaction;

                                           o U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;

                                           o partnerships;

                                           o nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;

                                           o corporations that are treated as
                                             controlled foreign corporations or
                                             passive foreign investment
                                             companies;

                                           o Non-U.S. Holders, as defined below,
                                             that are owned or controlled by
                                             persons subject to U.S. federal
                                             income tax;

                                           o Non-U.S. Holders for whom income or
                                             gain in respect of a Note is
                                             effectively connected with a trade
                                             or business in the United States;
                                             and

                                           o Non-U.S. Holders who are
                                             individuals having a "tax home" (as
                                             defined in Section 911(d)(3) of the
                                             Code) in the United States.

                                           If you are considering purchasing the
                                           Notes, you are urged to consult your
                                           own tax advisor with regard to the
                                           application of the U.S. federal
                                           income tax laws to your particular
                                           situation as well as any tax
                                           consequences arising under the laws
                                           of any state, local or foreign taxing
                                           jurisdiction.

                                           U.S. Holders

                                           This section applies to you only if
                                           you are a U.S. Holder and is only a
                                           brief summary of the U.S. federal
                                           income tax consequences of the
                                           ownership and disposition of the
                                           Notes. As used herein, the term "U.S.
                                           Holder" means a beneficial owner of a
                                           Note that is for U.S. federal income
                                           tax purposes:

                                           o a citizen or resident of the United
                                             States;

                                           o a corporation created or organized
                                             in or under the laws of the United
                                             States or of any political
                                             subdivision thereof; or

                                           o an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                           The Notes will be treated as
                                           "contingent payment debt instruments"
                                           for U.S. federal income tax purposes.
                                           U.S. Holders should refer to the
                                           discussions under "United States
                                           Federal Taxation--Notes--Notes Linked
                                           to Commodity Prices, Single
                                           Securities, Baskets of Securities or
                                           Indices" and "United States Federal
                                           Taxation--Backup Withholding" in the
                                           accompanying prospectus supplement
                                           for a full description of the U.S.
                                           federal income tax and withholding
                                           consequences of ownership and
                                           disposition of a contingent payment
                                           debt instrument.

                                           In summary, U.S. Holders will,
                                           regardless of their method of
                                           accounting for U.S. federal income
                                           tax purposes, be required to accrue
                                           original issue discount ("OID") as
                                           interest income on the Notes on a
                                           constant yield basis in each year
                                           that they hold the Notes, despite the
                                           fact that no stated interest will
                                           actually be paid on the Notes. As a
                                           result, U.S. Holders will be required
                                           to pay taxes annually on the amount
                                           of accrued OID, even though no cash
                                           will be paid on the Notes from which
                                           to pay such taxes. In addition, any
                                           gain recognized by U.S. Holders on
                                           the sale or exchange, or at maturity,
                                           of the Notes will generally be
                                           treated as ordinary income.

                                           The rate of accrual of OID on the
                                           Notes is the yield at which we would
                                           issue a fixed rate noncontingent debt
                                           instrument with terms otherwise
                                           similar to those of the Notes or the
                                           applicable federal rate, whichever is
                                           greater (our "comparable yield") and
                                           is determined at the time of the
                                           issuance of the Notes. We have
                                           determined that the "comparable
                                           yield" is a rate of 4.9000%
                                           compounded annually. Based on our
                                           determination of the comparable
                                           yield, the "projected payment
                                           schedule" for a Note (assuming an
                                           issue price of $1,000) consists of a
                                           projected amount equal to $1,539.0664
                                           due at maturity.

                                           The following table states the amount
                                           of OID that will be deemed to have
                                           accrued with respect to a Note for
                                           each calendar period (assuming a day
                                           count convention of 30 days per month
                                           and 360 days per year), based upon
                                           our determination of the comparable
                                           yield and the projected payment
                                           schedule (as described below):

                                                                                                 TOTAL OID
                                                                                              DEEMED TO HAVE
                                                                                  OID          ACCRUED FROM
                                                                               DEEMED TO      ORIGINAL ISSUE
                                                                             ACCRUE DURING   DATE (PER NOTE)
                                                                            CALENDAR PERIOD    AS OF END OF
                                                   CALENDAR PERIOD             (PER NOTE)    CALENDAR PERIOD
                                                   ---------------          ---------------  ---------------
                                          Original Issue Date through
                                             December 31, 2005..........        $16.3333         $16.3333
                                          January 1, 2006 through
                                             December 31, 2006..........        $49.8003         $66.1336
                                          January 1, 2007 through
                                             December 31, 2007..........        $52.2405        $118.3741
                                          January 1, 2008 through
                                             December 31, 2008..........        $54.8003        $173.1744
                                          January 1, 2009 through
                                             December 31, 2009..........        $57.4855        $230.6599
                                          January 1, 2010 through
                                             December 31, 2010..........        $60.3023        $290.9622
                                          January 1, 2011 through
                                             December 31, 2011..........        $63.2571        $354.2193
                                          January 1, 2012 through
                                             December 31, 2012..........        $66.3567        $420.5760
                                          January 1, 2013 through
                                             December 31, 2013..........        $69.6082        $490.1842
                                          January 1, 2014 through
                                             September 1, 2014..........        $48.8822        $539.0664

                                           The comparable yield and the
                                           projected payment schedule are not
                                           provided for any purpose other than
                                           the determination of U.S. Holders'
                                           OID accruals and adjustments in
                                           respect of the Notes, and we make no
                                           representation regarding the actual
                                           amounts of payments that will be made
                                           on a Note.

                                           Non-U.S. Holders

                                           This section applies to you only if
                                           you are a Non-U.S. Holder. As used
                                           herein, the term "Non-U.S. Holder"
                                           means a beneficial owner of a Note
                                           that is for U.S. federal income tax
                                           purposes:

                                           o a nonresident alien individual;

                                           o a foreign corporation; or

                                           o a foreign trust or estate.

                                           Tax Treatment upon Maturity, Sale,
                                           Exchange or Disposition of a Note.
                                           Subject to the discussion below
                                           concerning backup withholding,
                                           payments on a Note by us or a paying
                                           agent to a Non-U.S. Holder and gain
                                           realized by a Non-U.S. Holder on the
                                           sale, exchange or other disposition
                                           of a Note will not be subject to U.S.
                                           federal income or withholding tax;
                                           provided that:

                                           o such Non-U.S. Holder does not own,
                                             actually or constructively, 10% or
                                             more of the total combined voting
                                             power of all classes of stock of
                                             Morgan Stanley entitled to vote and
                                             is not a bank receiving interest
                                             described in Section 881(c)(3)(A)
                                             of the Code; and

                                           o the certification required by
                                             Section 871(h) or Section 881(c) of
                                             the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below.

                                           Certification Requirements. Sections
                                           871(h) and 881(c) of the Code require
                                           that, in order to obtain an exemption
                                           from withholding tax in respect of
                                           payments on the Notes that are, for
                                           U.S. federal income tax purposes,
                                           treated as interest, the beneficial
                                           owner of a Note certifies on Internal
                                           Revenue Service Form W-8BEN, under
                                           penalties of perjury, that it is not
                                           a "United States person" within the
                                           meaning of Section 7701(a)(30) of the
                                           Code. If you are a prospective
                                           investor, you are urged to consult
                                           your own tax advisor regarding these
                                           certification requirements.

                                           Estate Tax. Individual Non-U.S.
                                           Holders and entities the property of
                                           which is potentially includible in
                                           such an individual's gross estate for
                                           U.S. federal estate tax purposes (for
                                           example, a trust funded by such an
                                           individual and with respect to which
                                           the individual has retained certain
                                           interests or powers), should note
                                           that, absent an applicable treaty
                                           benefit, a Note will be treated as
                                           U.S. situs property subject to U.S.
                                           federal estate tax if payments on the
                                           Note, if received by the decedent at
                                           the time of death, would have been
                                           subject to United States federal
                                           withholding tax (even if the W-8BEN
                                           certification requirement described
                                           above were satisfied).

                                           If you are considering purchasing the
                                           Notes, you are urged to consult your
                                           own tax advisor regarding the U.S.
                                           federal estate tax consequences of
                                           investing in the Notes.

                                           Information Reporting and Backup
                                           Withholding. Information returns may
                                           be filed with the U.S. Internal
                                           Revenue Service (the "IRS") in
                                           connection with the payments on the
                                           Notes at maturity as well as in
                                           connection with the proceeds from a
                                           sale, exchange or other disposition.
                                           A Non-U.S. Holder may be subject to
                                           U.S. backup withholding on such
                                           payments or proceeds, unless the
                                           Non-U.S. Holder complies with
                                           certification requirements to
                                           establish that it is not a United
                                           States person, as described above.
                                           The certification requirements of
                                           Sections 871(h) and 881(c) of the
                                           Code, described above, will satisfy
                                           the certification requirements
                                           necessary to avoid backup withholding
                                           as well. The amount of any backup
                                           withholding from a payment to a
                                           Non-U.S.

                                           Holder will be allowed as a credit
                                           against the Non-U.S. Holder's U.S.
                                           federal income tax liability and may
                                           entitle the Non-U.S. Holder to a
                                           refund, provided that the required
                                           information is furnished to the IRS.